Public Accounts

2004-05

 Volume 1

 Main Financial Statements

Saskatchewan

Public Accounts, 2004-05	1

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Public Accounts, 2004-05	3

To Her Honour
The Honourable Lynda Haverstock
Lieutenant Governor of the Province of Saskatchewan

May It Please Your Honour:

The undersigned has the honour to submit herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2005.

Respectfully submitted,

/s/ Harry Van Mulligen

Harry Van Mulligen
Minister of Finance

Regina, Saskatchewan
June 2005

The Honourable Harry Van Mulligen
Minister of Finance

We have the honour of presenting herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2005.

Respectfully submitted,

/s/ Ron Styles	/s/ Terry Paton
Ron Styles Deputy Minister of Finance	Terry Paton Provincial Comptroller
Regina, Saskatchewan June 2005

4	Public Accounts, 2004-05

Introduction to the Public Accounts

The 2004-05 Public Accounts of the Government of Saskatchewan are organized into two reports:

Volume 1 contains the General Revenue Fund Financial Statements and the Summary Financial Statements. These are the main financial statements of the Government of Saskatchewan. It also contains information on the Fiscal Stabilization Fund.

The General Revenue Fund Financial Statements account for the financial transactions of the General Revenue Fund and the Province of Saskatchewan Sinking Funds. All public money is paid into the General Revenue Fund except where the Legislative Assembly has directed otherwise. The General Revenue Fund is available for appropriation for the public services of Saskatchewan.

The Summary Financial Statements consolidate the financial transactions of the General Revenue Fund, Crown corporations, agencies, boards and commissions. These consolidated statements provide a full accounting of the financial affairs and resources of all entities for which the Government is responsible.

The Fiscal Stabilization Fund was established April 1, 2000. Its purpose is to stabilize the fiscal position of the Government from year to year and to facilitate the accomplishment of long term objectives.

Volume 1 also contains detailed information on public issue debentures and debentures issued to the Minister of Finance of Canada.

Volume 2 contains the following:

  details on the revenue and expense of the General Revenue Fund;
  details on capital asset acquisitions of the General Revenue Fund; and
  other information including financial information on the assets, liabilities and residual balances of pension plans and trust funds administered by the Government, a listing of remissions of taxes and fees, and a listing of suppliers who received $50,000 or more for goods and/or services supplied to the General Revenue Fund and Revolving Funds during the fiscal year.

Internet Address

The Public Accounts are available on the Internet at: http://www.gov.sk.ca/finance/paccts

Sources of Additional Information

Financial Statements — Compendium
The financial statements of various government boards, agencies, commissions, pension plans, special purpose funds and institutions, as well as Crown corporations which are accountable to Treasury Board are available on the Internet at: http://www.gov.sk.ca/finance/paccts

Budget Address
The Government of Saskatchewan presents a budget each year, usually early in the spring. At this time, a document containing the Budget Address and budget papers is tabled.

Saskatchewan Estimates
The General Revenue Fund’s spending estimates for the year commencing April 1 are presented to the members of the Legislative Assembly following presentation of the Budget Address by the Minister of Finance. The Estimates outline the detailed estimates of revenue, expense, loans, advances and investments to the Legislative Assembly for approval in the form of The Appropriation Act.

Province of Saskatchewan Interim Financial Reports
Updates on the General Revenue Fund’s revenue, expense, surplus and debt are provided in financial reports prepared after the first quarter, at mid-year and after the third quarter.

Public Accounts, 2004-05	5

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General Revenue Fund
Financial Statements

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General Revenue Fund	9

Responsibility for General Revenue Fund Financial Statements

The Government is responsible for the General Revenue Fund Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with the Government’s stated accounting policies and using the Government’s best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements. His report, which appears on the following page, provides the scope of his audit and states his opinion.

Treasury Board approves the General Revenue Fund Financial Statements. The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Harry Van Mulligen

Harry Van Mulligen
Minister of Finance

/s/ Ron Styles

Ron Styles
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2005

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General Revenue Fund	11

Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

These financial statements report transactions and events of the General Revenue Fund only. Significant financial activities of the Government occur outside this Fund. Therefore, readers should not use the General Revenue Fund’s financial statements to understand and assess the Government’s management of public financial affairs and resources as a whole.

Volume 1 of the Public Accounts includes a more complete set of financial statements. Those statements are called the Summary Financial Statements of the Government of Saskatchewan. Their purpose is to report the full nature and extent of the financial affairs and resources for which the Government is responsible. Please refer to those summary statements to understand and assess the Government’s management of public financial affairs and resources as a whole.

I have audited the statement of financial position of the General Revenue Fund as at March 31, 2005 and the statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

Reservations

1.	The Government records transactions between the General Revenue Fund and the Fiscal Stabilization Fund as revenues or expenses of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and the Fiscal Stabilization Fund are that amounts owed by the General Revenue Fund to the Fiscal Stabilization Fund must be repaid to the General Revenue Fund by the Fiscal Stabilization Fund. Canadian generally accepted accounting principles for the public sector do not allow the General Revenue Fund to record changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenses of the General Revenue Fund.

In 2005, the financial statements show a liability of $749 million owed to the Fiscal Stabilization Fund and an expense of $383 million to the Fiscal Stabilization Fund. It is not appropriate to record the $383 million as an expense because the Fiscal Stabilization Fund must return the $383 million to the General Revenue Fund. In my opinion, instead of recording an expense of $383 million, the financial statements should record an asset of $749 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2005, would increase by $749 million and the accumulated deficit would decrease by $749 million. Also, operating expense would decrease by $383 million and the surplus would increase by $383 million.

In 2004, the financial statements show a liability of $366 million owed to the Fiscal Stabilization Fund and revenue of $211 million from the Fiscal Stabilization Fund. It is not appropriate to record the $211 million as revenue because it is not revenue earned by the General Revenue Fund but is the reduction in the amount owed to the Fiscal Stabilization Fund by the General Revenue Fund. In my opinion, instead of recording revenue of $211 million, the financial statements should show an asset of $366 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2004, would increase by $366 million and the accumulated deficit would decrease by $366 million. Also, revenue from the Fiscal Stabilization Fund would decrease by $211 million and the surplus would decrease by $211 million.

2.	Loans receivable from Crown corporations include $44 million (2004 — $32 million) that can only be repaid if the Government provides the Crown corporations with the money to repay the loans. Canadian generally accepted accounting principles for the public sector require that such transactions be recorded as an expense and not as loans receivable. Had the transactions been properly recorded, loans receivable from Crown corporations as at March 31, 2005, would decrease by $44 million (2004 — $32 million) and the accumulated deficit would increase by $44 million (2004 — $32 million). Also, operating expense would increase by $12 million (2004 — $12 million) and the surplus would decrease by $12 million (2004 — $12 million).

12	Public Accounts, 2004-05

3.	The General Revenue Fund is responsible for the liabilities of several pension plans. Note 7 states that the pension liabilities are not recorded in these financial statements. Canadian generally accepted accounting principles for the public sector require that the pension liabilities should be recorded in the financial statements. Had pension liabilities been recorded, liabilities and accumulated deficit as at March 31, 2005, would increase by $4,143 million (2004 — $4,023 million) and operating expense would increase by $120 million (2004 — $47 million) and the surplus would decrease by $120 million (2004 — $47 million).

Opinion

In my opinion, except for the effects of recording changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenses of the General Revenue Fund, the recording of loans receivable instead of expenses when the Government has to provide the money to repay the loans receivable, and the failure to record pension liabilities as described in the preceding paragraphs, these financial statements present fairly, in all material respects, the financial position of the General Revenue Fund as at March 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for the public sector.

/s/ Fred Wendel
Regina, Saskatchewan June 8, 2005	Fred Wendel, CMA, CA Provincial Auditor

General Revenue Fund	13

General Revenue Fund
Statement of Financial Position
As at March 31, 2005

			(thousands of dollars)
Schedule		2005		2004
Financial Assets
Cash and temporary investments (note 3)		$859,587		$501,675
Prepaid expenses		--		2,221
1 Accounts receivable		657,480		575,364
Agricultural land held for resale (note 4)		106,508		108,086
Deferred charges		55,442		50,014
2 Loans to Crown corporations		3,583,364		3,612,227
3 Other loans		128,911		121,478
Equity investment in Crown Investments
Corporation of Saskatchewan		1,181,152		1,181,152

Total Financial Assets		6,572,444		6,152,217

Liabilities
4 Accounts payable and accrued liabilities		1,300,639		983,792
5 Deposits held		981,615		570,798
Unearned revenue		62,776		57,798
6,7&8 Debt	$11,128,938		$11,643,864
Unamortized foreign exchange loss	(21,136)	11,107,802	(50,030)	11,593,834

Total Liabilities		13,452,832		13,206,222

Net Debt		(6,880,388)		(7,054,005)

Non-financial Assets
Prepaid expenses		2,113		--
Inventories for consumption		57,435		--
Tangible capital assets (note 5)		1,773,630		--

Total Non-financial Assets		1,833,178		--

Accumulated Deficit		$(5,047,210)		$(7,054,005)

(See accompanying notes)

Retirement benefits, contingencies, and contractual obligations (notes 7, 12, 13)
9	Guaranteed debt

14	Public Accounts, 2004-05

General Revenue Fund
Statement of Operations
 For the Year Ended March 31, 2005

		(thousands of dollars)
Schedule	Budget 2005	Actual 2005	Actual 2004

Revenue
10 Taxation	$3,543,900	$3,589,215	$3,397,696
10 Non-renewable resources	707,400	1,474,191	1,140,962
10 Transfers from Government entities	664,100	684,464	614,250
10 Other own-source revenue	349,400	377,651	372,538
10 Transfers from the federal government	1,325,700	1,666,299	1,032,952

Total Revenue	6,590,500	7,791,820	6,558,398

Operating Expense
Executive Branch of Government
Agriculture, Food and Rural Revitalization	264,349	391,566	332,388
Centenary Fund	--	--	27,843
Community Resources and Employment	602,766	603,048	605,027
Corrections and Public Safety	118,887	119,456	117,596
Culture, Youth and Recreation	42,161	52,958	47,668
Environment	161,671	133,171	178,335
Executive Council	7,362	7,545	7,119
Finance	241,656	242,537	235,598
Government Relations and Aboriginal Affairs[1]	195,108	193,120	187,003
Health	2,700,416	2,773,961	2,515,823
Highways and Transportation	252,285	255,249	293,732
Highways and Transportation - commercial operations (note 9)	--	5,583	--
Industry and Resources	61,194	75,627	71,514
Information Technology Office	2,609	4,144	3,089
Justice	199,907	202,314	194,659
Labour	14,201	14,172	13,779
Learning	1,216,263	1,299,940	1,256,112
Northern Affairs	5,232	4,902	4,883
Public Service Commission	8,351	8,263	8,515
Saskatchewan Property Management Corporation	16,808	24,278	22,108
Saskatchewan Research Council	7,779	7,779	7,964
Legislative Branch of Government
Chief Electoral Officer	761	794	7,779
Conflict of Interest Commissioner	122	107	102
Information and Privacy Commissioner	387	373	290
Legislative Assembly	18,772	18,462	18,295
Ombudsman and Children's Advocate	2,731	2,752	2,737
Provincial Auditor	5,755	5,755	5,755

Total Operating Expense (note 11)	6,147,533	6,447,856	6,165,713

Operating Surplus	442,967	1,343,964	392,685
Finance - Servicing the Debt (note 10)	(614,000)	(578,847)	(602,702)
Transfer (to) from the Fiscal Stabilization Fund	171,100	(382,500)	211,000

Surplus	67	382,617	983

(See accompanying notes)

[1]	For 2005, Government Relations and Aboriginal Affairs reflects expenses for the Department of Government Relations and the Department of First Nations and Metis Relations.

General Revenue Fund	15

General Revenue Fund
Statement of Accumulated Deficit
For the Year Ended March 31, 2005

		(thousands of dollars)
	Budget 2005	Actual 2005	Actual 2004

Accumulated deficit, beginning of year	$(7,054,005)	$(7,054,005)	$(7,008,901)
Adjustment to accumulated deficit (note 18)	1,590,503	1,624,178	(46,087)
Surplus	67	382,617	983

Accumulated Deficit, End of Year (note 8)	$(5,463,435)	$(5,047,210)	$(7,054,005)

(See accompanying notes)

General Revenue Fund
Statement of Change in Net Debt
For the Year Ended March 31, 2005

	(thousands of dollars)
	Budget 2005	Actual 2005

Surplus	$67	$382,617

Tangible Capital Assets
Acquisitions (note 5)	(146,781)	(149,751)
Amortization (note 5)	104,263	103,411
Net (gain) loss on sale	--	143
Proceeds on sale	--	133

Net Acquisition of Tangible Capital Assets	(42,518)	(46,064)

Other Non- financial Assets
Net use of prepaid expenses	--	108
Net acquisition of inventories for consumption	--	(2,964)

Net Acquisition of Other Non-financial Assets	--	(2,856)

(Increase) decrease in net debt	(42,451)	333,697
Net tangible capital assets transferred from government organizations (note 5)	(151,872)	(157,859)
Net Debt, beginning of year	(7,054,005)	(7,054,005)
Reclassification of prepaid expenditures to non-financial assets (note 18)	(2,221)	(2,221)

Net Debt, End of Year	$(7,250,549)	$(6,880,388)

(See accompanying notes)

16	Public Accounts, 2004-05

General Revenue Fund
Statement of Cash Flow
For the Year Ended March 31, 2005

	(thousands of dollars)
Schedule	2005	2004

Operating Activities
Surplus for the year	$382,617	$983
11 Non-cash items included in surplus	58,538	36,577
12 Net change in non-cash operating activities	231,425	104,065
Adjustment to accumulated deficit	--	(46,087)

Cash Provided by Operating Activities	672,580	95,538

Capital Activities
Acquistion of tangible capital assets (note 5)	(149,751)	--
Proceeds on sale of tangible capital assets	133	--

Cash Used for Capital Activities	(149,618)	--

Investing Activities
13 Loan Advances	(525,660)	(499,635)
13 Loan Repayments	301,829	306,969
13 Sinking fund contributions received from Crown corporations	25,729	24,608
13 Contributions made to sinking funds	(91,273)	(83,424)
13 Debt redemption funded from sinking funds	120,577	30,234
13 Other	1,380	1,628

Cash Used for Investing Activities	(167,418)	(219,620)

Financing Activities
Proceeds from debt	986,501	1,124,423
Repayment of debt	(1,394,950)	(642,482)
Increase (decrease) in deposits held	410,817	(209,186)

Cash Provided by Financing Activities	2,368	272,755

Increase in Cash and Temporary Investments	357,912	148,673
Cash and temporary investments, beginning of year	501,675	353,002

Cash and Temporary Investments, End of Year	$859,587	$501,675

(See accompanying notes)

General Revenue Fund	17

General Revenue Fund
Notes to the Financial Statements
As at March 31, 2005

1.	Significant Accounting Policies

These financial statements are prepared in accordance with the generally accepted accounting principles for senior governments as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants, with the following exceptions:

o	transfers to and from the Fiscal Stabilization Fund are included in the determination of surplus for the year; and
o	pension liabilities are not recorded in the financial statements. The General Revenue Fund accounts for defined benefit pension obligations on a cash basis.

The significant accounting policies are summarized below.

a)	Reporting entity

The General Revenue Fund is the general fund which receives all revenues unless otherwise specified by law. Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as special purpose funds, Crown corporations, and other agencies, report separately in other financial statements. Only financial transactions to or from these other entities are included in the General Revenue Fund. The net expenses/recoveries for revolving funds’ operations are charged to expense.

The Government’s summary financial statements which include the financial activities of the General Revenue Fund and other government entities are provided separately.

b)	Basis of accounting

Revenue

Revenues are recorded on the accrual basis except for corporate and personal income taxes which are recorded when received from the federal government. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis, except for defined benefit pension plan costs which are recorded on the cash basis. Government transfers are recognized as expenses in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are recorded at the lower of cost or market.

Agricultural land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of long-term debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans to Crown corporations and Other loans generally have fixed repayment terms and are interest bearing. Short-term loans to Crown corporations are recorded at par; all other loans are recorded at cost. Interest received on these loans is netted against interest paid on money borrowed for these loans.

Equity investment in Crown Investments Corporation of Saskatchewan is an advance to the corporation to form its equity capitalization and is recorded at cost.

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories for consumption are recorded at cost and expensed as they are consumed.

18	Public Accounts, 2004-05

General Revenue Fund
Notes to the Financial Statements

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment, except interest. Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Liabilities

Liabilities are present obligations to outside organizations and individuals as a result of transactions and events occurring prior to year end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement. They consist of obligations to provide authorized transfers where any eligibility criteria have been met, to repay borrowings, to pay for goods and services acquired prior to year end, and to deliver goods or services in the future, where payment has been received.

Unearned revenue consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

Debt is issued for general government purposes and for Crown corporations. All debt is recorded at par.

Premiums, discounts, and issue costs incurred on debt issued for general government purposes are recorded as deferred charges and amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made on debt incurred on their behalf. Premiums and discounts on long-term investments within the sinking fund are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Interest, discounts, premiums and commissions on money borrowed for Crown corporations and others are netted against reimbursements by these entities.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from conversion of debt and sinking fund investments, held for general government purposes in a foreign currency, to the Canadian dollar equivalent at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains or losses, resulting from transactions for general government purposes, are included in servicing the debt.

Guaranteed debt includes guarantees by the Minister of Finance, made through specific agreements or legislation, to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expense in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2.	Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of non-renewable resource royalties, and the federal government’s Equalization, Canada Health Transfer and Canada Social Transfer payments. The uncertainty arises from factors such as price and production sensitivities in the royalty structures, and the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country. It is reasonably possible that changes in future conditions in the near term could require a material change in the amounts recognized. Near term is defined as a period of time not to exceed one year from the date of the financial statements.

3.	Cash and Temporary Investments

Temporary investments are generally for less than 30 days, and have an average effective interest rate of 2.53 per cent. These investments are carried at cost which approximates market value.

4.	Agricultural Land Held For Resale

The estimated net realizable value of the agricultural land held for resale at March 31, 2005 is $204.9 million (2004 — $205.2 million).

General Revenue Fund	19

General Revenue Fund
Notes to the Financial Statements

5.	Tangible Capital Assets

The Government has a significant investment in tangible capital assets that have a useful life of greater than one year. These assets are a key component in the delivery of government programs and provide on-going value to the public.

The following table discloses the Government’s tangible capital assets and does not include works of art and historical treasures such as the Legislative Building. Intangible assets and items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, are not recognized in these financial statements.

The Saskatchewan Property Management Corporation (SPMC) also acquires tangible capital assets for use in day to day operations. SPMC manages most of the buildings and land used in the provision of services to the public. These assets are reported separately in the financial statements of SPMC.

						(thousands of dollars)
	2005						2004
	Land & Buildings	Machinery & Equipment	Transportation Equipment	Office & Information Technology	Infrastructure	Total	Total [1] (Restated)
Estimated useful life	15 years - Indefinite	10-20 years	10-40 years	5-10 years	15-40 years
Opening Net Book Value of Tangible Capital Assets (Restated)	$87,122	$56,202	$7,831	$38,347	$1,380,205	$1,569,707	$1,423,665
Opening cost	94,635	98,485	12,359	63,864	2,694,800	2,964,143	2,762,702
Acquisitions	6,335	8,641	5,804	9,453	119,518	149,751	242,816
Transfers[2]	180,874	--	--	1,012	177	182,063	(344)
Disposals	--	(1,000)	--	--	(41,241)	(42,241)	(41,031)
Closing cost[3]	281,844	106,126	18,163	74,329	2,773,254	3,253,716	2,964,143
Opening accumulated
amortization	7,513	42,283	4,528	25,517	1,314,595	1,394,436	1,302,628
Annual amortization	6,429	4,484	705	7,129	84,664	103,411	133,370
Transfers[2]	23,372	--	--	832	--	24,204	(592)
Disposals	--	(735)	--	--	(41,230)	(41,965)	(40,970)
Closing accumulated
amortization	37,314	46,032	5,233	33,478	1,358,029	1,480,086	1,394,436
Closing Net Book Value of
Tangible Capital Assets	$244,530	$60,094	$12,930	$40,851	$1,415,225	$1,773,630	$1,569,707
¹	Tangible capital assets were not reported on the Statement of Financial Position in 2004.
²	During 2004-05, the Saskatchewan Opportunities Corporation transferred capital assets with a cost of $181.9 million and accumulated amortization of $24.2 million to the General Revenue Fund in exchange for the cancellation of the Corporation’s loan.
³	Closing cost includes work-in-progress of $11.7 million (2004 — $8.4 million).

6.	Risk Management of Public Debt

Funds are borrowed in both domestic and foreign capital markets by issuing Province of Saskatchewan securities. This borrowing activity finances general government operations and the activities of Crown corporations. These transactions result in exposure to four types of risk — interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained. Where market conditions dictate that other forms of debt are more attractive, opportunities are identified to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that debt servicing costs will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2005, 88.1% (2004 — 82.0%) of the gross debt effectively carried a fixed rate of interest.

Foreign exchange rate risk is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of a cross currency swap. At March 31, 2005, 91.5% (2004 — 86.3%) of the gross debt was effectively denominated in Canadian dollars.

20	Public Accounts, 2004-05

General Revenue Fund
Notes to the Financial Statements

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2005, 100% (2004 — 100%) of counterparties held a credit rating of A or higher, as defined by Standard and Poor’s.

Liquidity risk is a risk that financial commitments will not be met over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 8 provides more detailed information regarding the use of derivative instruments.

7.	Retirement Benefits

The Government sponsors several defined benefit pension plans and a defined contribution pension plan.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Defined benefit pension plans

Defined benefit plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. Obligations for allowances payable from the former Members of the Legislative Assembly Superannuation Fund (MLA) are part of the General Revenue Fund.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and MLA. PSSP member contributions are deposited into the General Revenue Fund. All pension obligations arising under the PSSP and MLA are paid from the General Revenue Fund.

Information on the defined benefit plans follows.

General Revenue Fund	21

General Revenue Fund
Notes to the Financial Statements

	2005				2004
	TSP	PSSP	Others	Total	Total
Plan Status	closed	closed	closed [1]	n/a	n/a
Member contribution rate, percentage of salary	7.85	7-9 [2]	5-9 [2]	n/a	n/a
Number of active members	3,811	1,580	68	5,459	6,252
Average age of active members, years	51.9	53.7	56.0	52.4	52.0
Former members entitled to deferred pension benefits	5,645	131	10	5,786	6,013
Number of superannuates and surviving spouses	10,238	5,780	2,307	18,325	17,987
Actuarial valuation date	Jun 30/03	Dec 31/02	Various	n/a	n/a
Assumptions used:
Rate of compensation increase	3.50%	4.00%	4.00%	n/a	n/a
Expected long-term rate of return on plan assets	7.00%	6.25%	6.25%	n/a	n/a
Discount rate	7.00%	6.25%	6.25%	n/a	n/a
Inflation rate	3.00%	3.00%	3.00%	n/a	n/a

[1]	Judges is open to new membership; all other plans are closed.
[2]	Contribution rate varies based on age upon joining the plan.

Based on the latest actuarial valuation, extrapolated to March 31, 2005, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

				(thousands of dollars)
	2005				2004
	TSP [1]	PSSP	Other	Total	Total

Accrued benefit obligation,
beginning of year	$4,137,353	$1,578,853	$244,589	$5,960,795	$5,613,436
Current benefit cost	55,064	16,833	3,178	75,075	74,565
Interest cost	280,496	96,121	15,271	391,888	389,996
Actuarial (gains) losses	--	(5,029)	(2,421)	(7,450)	234,994
Benefit payments	(260,558)	(98,680)	(653)	(359,891)	(352,196)

Accrued benefit obligation, end of year	4,212,355	1,588,098	259,964	6,060,417	5,960,795

Plan assets, beginning of year	1,623,832	--	157,483	1,781,315	1,927,066
Return on plan assets	111,337	--	10,971	122,308	132,687
Employer contributions	80,080	92,936	4,853	177,869	170,343
Employee contributions	19,382	5,744	362	25,488	24,879
Plan expenses	(3,427)	--	(1,532)	(4,959)	(3,488)
Actuarial gains (losses)	--	--	--	--	(117,976)
Benefit payments	(260,558)	(98,680)	(653)	(359,891)	(352,196)

Plan assets, end of year	1,570,646	--	171,484	1,742,130	1,781,315

	2,641,709	1,588,098	88,480	4,318,287	4,179,480
Unamortized estimation adjustments [2]	(86,803)	(88,116)	(508)	(175,427)	(156,324)

Pension Liabilities [3]	$2,554,906	$1,499,982	$87,972	$4,142,860	$4,023,156

[1]	The TSP accrued benefit obligation includes a liability of $40.5 million (2004 — $43.0 million) relating to the TSP disability provision. The TSP’s actual rate of return on plan assets was 10.3 per cent (2004 — 21.3 per cent).
[2]	Amortized against the net obligation over 4 to 13 years, which is the estimated average remaining service life of active plan members at the time the estimation adjustment arose.
[3]	Pension liabilities are estimated using interest rates that are reflective of the long-term rate of returns and short-term forecasts. A 1 per cent decrease in the interest rate would result in a $484.4 million and $189.0 million increase in the pension liabilities for TSP and PSSP, respectively, and a 1 per cent increase would result in a $398.7 million and $157.2 million decrease in the pension liabilities for TSP and PSSP, respectively.

At March 31, 2005, the market value of plan investments was $1.8 billion (2004 — $1.8 billion). Of this amount, 41.7 per cent (2004 — 39.6 per cent), was invested in fixed income securities and 50.1 per cent (2004 — 53.7 per cent) in equity investments.

22	Public Accounts, 2004-05

General Revenue Fund
Notes to the Financial Statements

Defined contribution plans

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution plan. Employers are required to provide contributions at specific rates for employee current service. The General Revenue Fund has fully funded its share. The General Revenue Fund also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation.

Information on the defined contribution plans to which the General Revenue Fund contributes follows:

	2005				2004
	PEPP		STRP	Total	Total

Plan Status	open		n/a	n/a	n/a
Member contribution rate, percentage of salary	5-6.35	[1]	n/a	n/a	n/a
Employer contribution rate, percentage of salary	6.35		n/a	n/a	n/a
Number of active members, all employers	29,452		n/a	29,452	29,324
General Revenue Fund participation:
Number of active members	15,321		n/a	15,321	14,554
Number of inactive members	7,397		n/a	7,397	7,758
Member contributions (thousands of dollars)	$32,457		n/a	$32,457	$31,137
Government contributions (thousands of dollars)	32,584		$32,817	65,401	62,602

¹	Contribution rate varies based on employee group.

Pension expense

Pensions are accounted for on a cash basis. The pension liabilities are not recorded in the financial statements.

	(thousands of dollars)
	2005	2004
Defined benefit plans	$177,869	$170,343
Defined contribution plans	65,401	62,602

Total Pension Expense	$243,270	$232,945

8.	Reserves

The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. During the year, the Reserve was reduced by costs recorded by the Department of Industry and Resources related to the clean up and rehabilitation of abandoned northern uranium mine sites. At March 31, 2005, the balance in the reserve is $0 (2004 — $11.9 million).

General Revenue Fund	23

General Revenue Fund
Notes to the Financial Statements

9.	Commercial Operations

Under The Financial Administration Act, 1993, the Lieutenant Governor in Council may approve the use of net budgeting for commercial type activities. With this approval, revenues may be used to pay for the related costs without requiring an appropriation. The Lieutenant Governor in Council has approved net budgeting for highway’s custom work activities as follows:

	(thousands of dollars)
	Budget	Actual

Commercial Operations Revenue
Recovery from external sources		$6,100
Recovery of overhead costs[1]		(475)

Commercial Operations Revenue	$7,500	5,625

Commercial Operations Expense	7,500	5,583

Net Results	$--	$42

¹	Where a portion of revenue collected relates to the recovery of overhead costs (e.g. employee benefit costs), paid for through other departments, the revenue is included in sales, services and service fees.

10.	Debt Servicing Costs

	(thousands of dollars)
	2005	2004

Total interest costs	$847,241	$890,317
Interest reimbursed from Crown corporations and others	(277,341)	(296,506)
Net foreign exchange loss	1,528	3,660
Other costs	7,419	5,231

Total Debt Servicing Costs	$578,847	$602,702

11.	Operating Expense by Function and by Object

Operating expense by function is reported as follows:

	(thousands of dollars)
	2005	2004

Agriculture	$392,363	$333,179
Community development	187,947	197,952
Economic development	109,252	102,919
Education	1,272,865	1,228,316
Environment and natural resources	117,073	164,652
Health	2,773,961	2,515,823
Protection of persons and property	281,713	272,464
Social services and assistance	679,398	680,745
Transportation	294,848	326,137
Other	338,436	343,526

Total Operating Expense	$6,447,856	$6,165,713

Operating expense by object is reported as follows:

	(thousands of dollars)
	2005	2004

Personal services	$537,392	$553,397
Travel	34,456	36,035
Transfers	5,185,792	4,763,470
Supplier payments	352,243	519,160
Amortization of tangible capital assets	103,411	--
Other	234,562	293,651

Total Operating Expense	$6,447,856	$6,165,713

24	Public Accounts, 2004-05

General Revenue Fund
Notes to the Financial Statements

12.	Contingencies

Guaranteed debt

Debt of $55.9 million (2004 — $113.4 million) is guaranteed by the Minister of Finance. See Schedule 9 for a list of guaranteed debt.

Lawsuits

Up to $88.6 million may be paid, depending on the outcome of lawsuits in progress.

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and believes they are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether or not the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

Crop Insurance Liability

The Saskatchewan Crop Insurance Corporation administers the federal/provincial Crop Insurance Program. Premiums for the program are paid by the General Revenue Fund, the federal government and producers. A portion of the premiums is required to be paid to reinsurance funds established by the Province and the federal government. In certain circumstances, the reinsurance funds pay benefits to the Corporation.

In any year, where crop insurance indemnities exceed net premiums and any crop insurance fund balance, the shortfall is derived from one or both of the Crop Reinsurance Fund of Saskatchewan and the Crop Reinsurance Fund of Canada for Saskatchewan.

At March 31, 2005 the Crop Reinsurance Fund of Saskatchewan had a deficiency of $184.2 million (2004 — $134.2 million). Crop insurance premiums are actuarially set to cover indemnities over the long term. In the event that the deficiency in the Saskatchewan reinsurance fund cannot be recovered from future premiums, the General Revenue Fund is required to pay the deficiency.

13.	Contractual Obligations

Major contractual obligations include:

o	treaty land entitlement agreement valued at approximately $21.5 million over six years; rural municipality and school division tax loss compensation of approximately $11.1 million as land achieves reserve status over the course of the agreements;
o	research and development projects for agriculture technology and opportunities in the agri-food industry, $13.9 million over five years;
o	Weyerhaeuser Canada Ltd. road maintenance and construction agreement, term indefinite, five year estimate $16.8 million;
o	capital grant projects, over the next 15 years, $74.7 million;
o	contracts for highway improvement, $60.7 million;
o	computer service agreements, $19.5 million over three years;
o	projects to expand innovation and enhance the competitive ability of the Saskatchewan economy, $50.5 million over five years;
o	Saskatchewan Association of Rehabilitation Centres, for beverage container collection and recycling, $31.9 million over three years;
o	research and development for national primary health care awareness strategy $4.7 million; and
o	Vaccine and Infectious Disease Organization, operating funding, $7.2 million over four years.

Included are contractual obligations for agriculture $13.9 million, education $81.9 million, environment and natural resources $31.9 million, health $10.3 million, transportation $77.6 million, economic development $50.4 million, social services and assistance $8.7 million and other $37.8 million.

General Revenue Fund	25

General Revenue Fund
Notes to the Financial Statements

14.	Related Party Transactions

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Transactions include transfers to related parties of $2,380.4 million (2004 — $2,237.3 million).

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms. These transactions include:

o	payments to related parties of approximately $115.9 million (2004 — $115.2 million) to Saskatchewan Property Management Corporation and $15.3 million (2004 — $15.6 million) to Saskatchewan Telecommunications Holding Corporation;
o	taxation and non-renewable resource revenue received from related parties during 2004-05 of approximately $74.4 million (2004 — $69.6 million). In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Amounts due to or from related parties are described separately in these financial statements.

15.	Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are not owned by the Government and the Government has no equity in the funds. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the General Revenue Fund at March 31, 2005, were as follows:

	(thousands of dollars)
	2005	2004

Pension plans[1]	$6,391,974	$6,062,152
Public Guardian and Trustee for Saskatchewan	135,541	136,396
Other trusts	20,310	20,346

Total Trust Funds	$6,547,825	$6,218,894

[1]	The balance reflects the latest financial statements of the funds closest to March 31, 2005.

16.	Comparative Figures

Certain of the 2004 figures have been reclassified to conform with the current year presentation. With regard to expenses, the figures are reported on the same basis as the Estimates for the prior year.

17.	Debt Reduction Account

This account was established pursuant to The Balanced Budget Act. The Debt Reduction Account is an accounting of the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

	(thousands of dollars)
	Budget	Actual

Debt reduction account, beginning of year	$586,496	$586,496
Reduction in accumulated deficit for the year	67	382,617

Debt Reduction Account, End of Year	$586,563	$969,113

18.	Adjustment to Accumulated Deficit

During 2004-05, the Government adopted new standards of accounting for non-financial assets recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. Along with this change in accounting policy, a new financial statement presentation was introduced. This new presentation introduces non-financial assets as a separate category of assets on the Statement of Financial Position. It also results in the annual surplus and accumulated deficit being calculated using the expense basis of accounting, as opposed to the expenditure basis used previously. Also introduced is a new statement, the Statement of Change in Net Debt, which reconciles the annual surplus calculated on the expense basis to the annual change in net debt. Net debt is calculated as liabilities less financial assets.

26	Public Accounts, 2004-05

General Revenue Fund
Notes to the Financial Statements

Under the new recommendations, tangible capital assets, inventories for consumption and prepaid expenses are recorded as non-financial assets on the Statement of Financial Position and the cost of the Government’s use of these assets during the year is recorded as an expense in the Statement of Operations. Prior to 2004-05, tangible capital assets and inventories for consumption were recorded as expenditures in the period acquired. The initial impact of this change in accounting policy was an increase in the opening balances of tangible capital assets of $1,569.7 million and inventories for consumption of $54.5 million and a corresponding decrease in the opening accumulated deficit of $1,624.2 million. In addition, prepaid expenditures of $2.2 million were reclassified from financial to non-financial assets. The comparative figures have not been restated. The effect of this change in accounting policy in the current year is an increase in non-financial assets of $206.9 million and an increase in the surplus of $54.9 million.

During 2003-04, a change was made to the accounting treatment for transfers under the Net Income Stabilization Account (NISA) resulting in a $46.1 million reduction in agriculture expense and a corresponding increase in opening accumulated deficit.

19.	Subsequent Event

On April 1, 2005, the Saskatchewan Property Management Corporation (SPMC) was wound up and its assets and liabilities were transferred to the General Revenue Fund. At the same time, a new government department, Saskatchewan Property Management, was created.

The new department will provide a full range of accommodation, commercial and custodial services to government departments, agencies and Crown corporations, similar to SPMC’s responsibilities.

The financial results of the new department will be included in the financial statements of the General Revenue Fund beginning in 2005-06. The following balances were transferred to the General Revenue Fund, effective April 1, 2005:

(thousands of dollars)
Financial assets	$21,595
Liabilities	(71,283)
Non-financial assets	382,782

Net Assets	$333,094

General Revenue Fund	27

General Revenue Fund
Schedules to the Financial Statements
For the Year Ended March 31, 2005

Schedule 1 - Accounts Receivable

	(thousands of dollars)
	2005	2004

Taxation	$197,676	$179,967
Non-renewable resources	183,949	107,240
Transfers from Government entities	170,136	182,573
Other own-source revenue	56,524	58,816
Transfers from the federal government	43,996	50,384
Other	69,473	56,352

	721,754	635,332
Provision for loss	(64,274)	(59,968)

Total Accounts Receivable	$657,480	$575,364

Accounts receivable include $181.5 million due from related parties (2004 - $185.3 million).

Schedule 2 - Loans to Crown Corporations

			(thousands of dollars)

			2005	2004

Short-term Loans
Agricultural Credit Corporation of Saskatchewan			$--	$9,100
Information Services Corporation of Saskatchewan			17,000	30,880
Municipal Financing Corporation of Saskatchewan			7,148	--
Saskatchewan Crop Insurance Corporation			121,579	77,000
Saskatchewan Opportunities Corporation			--	26,968
Saskatchewan Water Corporation			16,899	13,378
SaskEnergy Incorporated			40,000	47,500

Total Short-term Loans			202,626	204,826

	Principal Outstanding	Sinking Fund Equity

Long-term Loans
Information Services Corporation of Saskatchewan	$30,000	$--	30,000	30,000
Investment Saskatchewan Inc.	20,919	(5,908)	15,011	15,244
Municipal Financing Corporation of Saskatchewan	5,000	(53)	4,947	14,391
Saskatchewan Crop Insurance Corporation	100,000	--	100,000	100,000
Saskatchewan Housing Corporation	83,004	(3,878)	79,126	79,949
Saskatchewan Opportunities Corporation	--	--	--	125,012
Saskatchewan Power Corporation	2,236,451	(147,151)	2,089,300	1,965,397
Saskatchewan Property Management Corporation	--	--	--	4,091
Saskatchewan Telecommunications Holding Corporation	393,574	(39,621)	353,953	376,386
Saskatchewan Water Corporation	43,437	(4,993)	38,444	39,854
SaskEnergy Incorporated	703,729	(33,772)	669,957	657,077

Total Long-term Loans	$3,616,114	$(235,376)	3,380,738	3,407,401

Total Loans to Crown Corporations			$3,583,364	$3,612,227

28	Public Accounts, 2004-05

General Revenue Fund
Schedules to the Financial Statements

Schedule 3 - Other Loans

			(thousands of dollars)

	2005		2004

Agriculture, Food and Rural Revitalization
Agricultural Credit Corporation of Saskatchewan		$7,750		$10,250
Short-term Hog Loans	$12,378		$14,626
Provision for Loss	(3,419)	8,959	(2,273)	12,353

Industry and Resources
Economic Development Loans	11,871		12,663
Provision for Loss	(2,345)	9,526	(2,623)	10,040

Learning
Saskatchewan Student Aid Fund		97,421		83,240

Northern Affairs
Economic Development Loans	5,218		7,420
Provision for Loss	(2,053)	3,165	(3,797)	3,623

Other		2,090		1,972

Total Other Loans		$128,911		$121,478

General Revenue Fund	29

General Revenue Fund
Schedules to the Financial Statements

Schedule 4 - Accounts Payable and Accrued Liabilities

	(thousands of dollars)

	2005	2004

Personal services	$36,733	$39,029
Travel	2,020	3,539
Transfers	186,373	217,708
Supplier payments	56,857	67,792
Accrued interest	155,729	167,297
Transfers to the federal government	124,850	120,557
Equalization and Canada Health and Social Transfer repayable to the federal
government	631,894	278,652
Tangible capital assets	18,992	--
Other	87,191	89,218

Total Accounts Payable and Accrued Liabilities	$1,300,639	$983,792

Total includes $65.9 million payable to related parties (2004 - $107.0 million) and $770.4 million payable to the federal government (2004 - $406.2 million).

Schedule 5 - Deposits Held

	(thousands of dollars)

	2005	2004

Deposits held on behalf of Government entities and others
Agri-Food Innovation Fund	$3,148	$3,986
Cattle Marketing Deductions Fund	5,752	4,519
Extended Health Care Plans	6,139	8,477
Fiscal Stabilization Fund	748,500	366,000
Liquor and Gaming Authority	44,196	39,181
New Crops Insurance Program	6,340	8,903
Public Employees Dental Fund	3,281	11,382
Queen's Bench Court Accounts	9,140	10,559
Saskatchewan Agricultural Stabilization Fund	19,799	13,097
Saskatchewan Crop Insurance Corporation	5,825	15,137
Saskatchewan Health Information Network	18,607	2,960
Saskatchewan Student Aid Fund	53,942	40,225
School Division Tax Loss Compensation Fund	4,971	6,130
Teachers' Superannuation Commission	4,701	3,973
Transportation Partnership Fund	3,909	4,160
Other	28,813	24,795
Conditional Receipts	14,552	7,314

Total Deposits Held	$981,615	$570,798

30	Public Accounts, 2004-05

General Revenue Fund
Schedules to the Financial Statements

Schedule 6 - Debt

				(thousands of dollars)

		2005			2004
	Promissory Notes	Debentures	Sinking Funds[2]	Debt	Debt

Crown Corporation Purposes
Agricultural Credit Corporation
of Saskatchewan	$--	$--	$--	$--	$9,100
Information Services Corporation
of Saskatchewan	17,000	30,000	--	47,000	60,880
Investment Saskatchewan Inc.	--	20,919	(5,908)	15,011	15,244
Municipal Financing Corporation
of Saskatchewan	7,148	5,000	(53)	12,095	14,391
Saskatchewan Crop Insurance Corporation	121,579	100,000	--	221,579	177,000
Saskatchewan Housing Corporation	--	83,004	(3,878)	79,126	79,949
Saskatchewan Opportunities Corporation[1]	--	--	--	--	151,980
Saskatchewan Power Corporation	--	2,236,451	(147,151)	2,089,300	1,965,397
Saskatchewan Property Management
Corporation	--	--	--	--	4,091
Saskatchewan Telecommunications
Holding Corporation	--	393,574	(39,621)	353,953	376,386
Saskatchewan Water Corporation	16,899	43,437	(4,993)	55,343	53,232
SaskEnergy Incorporated	40,000	703,729	(33,772)	709,957	704,577

Total Crown Corporation Purposes	202,626	3,616,114	(235,376)	3,583,364	3,612,227

General Government Purposes	74	8,254,082	(708,582)	7,545,574	8,031,637

Debt[3]	$202,700	$11,870,196	$(943,958)	$11,128,938	$11,643,864

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.

[1]	Debt issued for Saskatchewan Opportunities Corporation of $157.0 million was transferred to General Government Purposes effective April 1, (2004)
[2]	See Schedule 7 for information on sinking funds.
[3]	See Schedule 8 for information on debt by maturity.

General Revenue Fund	31

General Revenue Fund
Schedules to the Financial Statements

Schedule 7 - Sinking Funds

					(thousands of dollars)

	2004	2005
	Sinking Funds	Contributions	Earnings	Redemptions	Currency Adjustment	Sinking Funds

Crown Corporation Purposes
Investment Saskatchewan Inc.	$5,675	$--	$233	$--	$--	$5,908
Municipal Financing Corporation
of Saskatchewan	--	50	3	--	--	53
Saskatchewan Housing Corporation	3,055	585	238	--	--	3,878
Saskatchewan Power Corporation	128,395	16,641	7,928	--	(5,813)	147,151
Saskatchewan Property Management
Corporation	1,409	674	93	(2,176)	--	--
Saskatchewan Telecommunications
Holding Corporation	36,135	2,916	3,265	--	(2,695)	39,621
Saskatchewan Water Corporation	4,347	323	323	--	--	4,993
SaskEnergy Incorporated	27,110	4,540	2,122	--	--	33,772

Total Crown Corporation Purposes	206,126	25,729	14,205	(2,176)	(8,508)	235,376

General Government Purposes[1]	741,410	65,544	43,031	(120,577)	(20,826)	708,582

Total Sinking Funds	$947,536	$91,273	$57,236	$(122,753)	$(29,334)	$943,958

1  Saskatchewan Opportunities Corporation sinking fund of $5.0 million was transferred to the General Revenue Fund effective April 1, 2004.
The market value of sinking funds at March 31, 2005 is $989.3 million (2004 - $1,010.8 million).
Sinking fund earnings include gains on investment sales of $8.1 million (2004 - $12.5 million).
Annual contributions, when established by Order in Council, are set at not less than one per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.

The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

					( thousands of dollars)

	2006	2007	2008	2009	2010	Total

Contributions - Canadian dollar debt	$78,834	$75,834	$73,834	$73,534	$68,660	$370,696
Contributions - U.S. dollar debt (CDN $)	10,209	10,209	10,209	7,862	7,862	46,351

Total Contributions	89,043	86,043	84,043	81,396	76,522	417,047
Recoverable from Crown corporations	(28,612)	(27,794)	(27,794)	(25,147)	(24,832)	(134,179)

General Government Purposes	$60,431	$58,249	$56,249	$56,249	$51,690	$282,868

Sinking Fund assets have been invested as follows:	(thousands of dollars)

	2005	2004

Long-term Investments in securities of:
Government of Saskatchewan, coupon interest range, 4.9% to 10.3%; maturing in 3.0 to 31.9 years	$385,146	$323,003
Government of Canada, coupon interest range 4.5% to 8.0%; maturing in 6.2 to 28.2 years	121,356	36,643
Other provincial governments, coupon interest range, 4.5% to 9.6%; maturing in 6.8 to 34.3 years	349,225	397,949
Government of the United States, coupon interest 5.4%; maturing in 25.9 years	4,027	54,996
Cash, short term investments and accrued interest	84,204	134,945

Total Sinking Funds	$943,958	$947,536

Cash, short term investments and accrued interest include $0 (2004 - $16.0 million) Province of Saskatchewan securities and are disclosed net of $5.2 million (2004 - $1.6 million) in liabilities.
Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $331.8 million Canadian (2004 - $359.8 million) at the exchange rate in effect at March 31, 2005, 1.2096 (2004 - 1.3105).

32	Public Accounts, 2004-05

General Revenue Fund
Schedules to the Financial Statements

Schedule 8 - Debt by Maturity

					(thousands of dollars)

	2005				2004
Year of Maturity	Canadian Dollar Debt	U. S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN $)	Average Coupon Rate
Short-term promissory notes	$202,700	$--	$202,700	2.43%	$235,000	2.07%
2004-05	--	--	--	--	1,313,976	8.99%
2005-06	1,002,134	--	1,002,134	6.82%	1,004,556	6.82%
2006-07	1,244,405	--	1,244,405	6.22%	1,245,223	6.22%
2007-08	618,272	234,662	852,934	6.34%	874,662	6.36%
2008-09	711,058	--	711,058	5.57%	729,227	5.51%
2009-10	951,949	--	951,949	7.79%	--
1 - 5 years	4,730,518	234,662	4,965,180		5,402,644
6-10 years	3,336,384	151,200	3,487,584	7.15%	3,517,813	7.05%
11-15 years	82,995	--	82,995	5.98%	589,284	10.23%
16-20 years	752,097	635,040	1,387,137	8.80%	1,506,659	8.71%
21-25 years	550,000	--	550,000	6.73%	525,000	6.75%
26-30 years	1,000,000	--	1,000,000	6.13%	1,000,000	6.13%
More than 30 years	600,000	--	600,000	5.46%	50,000	5.70%
	11,051,994	1,020,902	12,072,896		12,591,400
Sinking funds	(612,181)	(331,777)	(943,958)		(947,536)
Debt	$10,439,813	$689,125	$11,128,938		$11,643,864

General Revenue Fund	33

General Revenue Fund
Schedules to the Financial Statements

Schedule 8 (continued) - Debt by Maturity

The average effective interest rate on debt during 2004-05 was 7.08% (2004 - 7.30%), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures.
The average term to maturity of debt outstanding at March 31, 2005 is 10.0 years (2004 - 9.0 years).
Debt includes Canada Pension Plan debentures of $977.3 million (2004 - $1,081.6 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.
Total debt includes debentures of $470.5 million (2004 - $440.0 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity in the above table reflects the earliest possible date of maturity rather than maximum term to maturity.

Sensitivity of Debt and Debt Servicing Costs

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2005 of 1.2096 (2004 - 1.3105, except for 194.0 million U.S. dollars converted at the cross currency swaption rate of 1.3690).
A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2005 level would change debt charges by $0.5 million in 2005-06 and debt by $8.4 million.
Debt includes floating rate debt of $1,438.7 million (2004 - $2,262.2 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt servicing costs by $9.8 million in 2005-06.

Derivative Financial Instruments

Cross Currency Swaps

The following foreign denominated items have been hedged to Canadian dollars using cross currency swaps:

-	debentures totalling 5.0 billion yen (2004 - 10.0 billion) fully hedged to $63.7 million Canadian (2004 - $130.8 million);
-	debentures totalling 850.0 million U.S. dollars (2004 - 781.0 million) fully hedged to $1,137.0 million Canadian (2004 - $1,089.0 million); and
-	interest payments on debentures of 275.0 million U.S. dollars (2004 - 50.0 million) hedged to Canadian at an exchange rate of 1.2325.

In total, cross currency swaps on a notional value of $1,603.3 million of debt (2004 - $1,415.7 million) existed at March 31, 2005. The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Interest Rate Swaps

Interest rate swaps on a notional value of $356.0 million of debt (2004 - $843.1 million) existed at March 31, 2005.

34	Public Accounts, 2004-05

General Revenue Fund
Schedules to the Financial Statements

Schedule 9 - Guaranteed Debt

	(thousands of dollars)

	2005	2004

Crown Corporations
The Power Corporation Act
Scotiabank	$--	$4,713
Saskatchewan Power savings bonds
Series I - series VIl (matured)	25	46
The Saskatchewan Development Fund Act
Guaranteed investments	848	880
The Saskatchewan Telecommunications Act
Telebonds - series I (matured)	153	154

Total Crown Corporations	1,026	5,793

Other
The Farm Financial Stability Act
Breeder associations loan guarantees	17,899	17,901
Feeder associations loan guarantees	7,789	11,219
Agricultural Income Disaster Assistance Program	13	24
The Housing and Special-care Homes Act
Senior citizens' housing	38	57
The Student Assistance and Student Aid Fund Act	98	151
The Industry and Commerce Development Act
Saskferco Products Inc.	--	36,088
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	29,133	42,175

Total Other	54,970	107,615

Total Guaranteed Debt	$55,996	$113,408

In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items.
Total guaranteed debt is net of a loss provision of $1.4 million (2004 - $1.5 million).

Scotiabank
The government was contingently liable for payments on certain leased mining equipment, which was assumed by the purchaser of a mining operation. The lease expired in 2004.

Breeder and Feeder Associations
The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million for the breeder or feeder option. Guarantees for each bison association are limited to $5 million for the feeder option. Guarantees for each sheep association are limited to $4 million for the breeder or feeder option.

Saskferco Products Inc.
The Government has guaranteed certain medium term notes issued by Saskferco to finance the construction of a nitrogen based fertilizer plant located near Belle Plaine. The debt is denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. At March 31, 2005, the debt of $78.6 million Canadian was fully offset by Saskferco Products Inc.'s equity in a sinking fund.

NewGrade Energy Inc. (NewGrade)
The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. dollar denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

General Revenue Fund	35

General Revenue Fund
Schedules to the Financial Statements

Schedule 10 - Revenue

		(thousands of dollars)

	Budget 2005	Actual 2005	Actual 2004

Taxation
Corporation capital	$357,300	$381,289	$371,479
Corporation income	249,800	257,679	310,573
Fuel	363,100	361,039	356,773
Individual income	1,292,200	1,329,081	1,245,763
Sales	1,016,700	985,079	854,480
Tobacco	184,200	187,029	176,747
Other	80,600	88,019	81,881

Total Taxes	3,543,900	3,589,215	3,397,696

Non-renewable Resources
Natural gas	138,400	212,440	210,455
Oil	400,800	906,938	774,488
Potash	125,200	305,494	120,179
Other	43,000	49,319	35,840

Total Non-renewable Resources	707,400	1,474,191	1,140,962

Transfers from Government Entities
Crown Investments Corporation of Saskatchewan	250,000	268,000	200,000
Liquor and Gaming Authority	365,400	361,044	360,766
Other enterprises and funds	48,700	55,420	53,484

Total Transfers from Government Entities	664,100	684,464	614,250

Other Own-source Revenue
Fines, forfeits, and penalties	11,700	10,276	10,534
Interest, premium, discount, and exchange	47,600	54,735	61,228
Motor vehicle fees	127,100	121,549	119,412
Other licences and permits	44,800	54,154	46,426
Sales, services, and service fees	84,500	84,548	91,960
Transfers from other governments	15,700	16,668	19,294
Commercial operations (note 9)	--	5,625	--
Other	18,000	30,096	23,684

Total Other Own-source Revenue	349,400	377,651	372,538

Total Own-source Revenue	5,264,800	6,125,521	5,525,446

Transfers from the Federal Government
Canada Health and Social Transfer	--	--	750,558
Canada Health Transfer	419,400	452,396	--
Canada Social Transfer	259,300	262,742	--
Health Reform Fund	46,700	46,732	--
Equalization	442,500	581,570	41,284
Other	157,800	322,859	241,110

Total Transfers from the Federal Government	1,325,700	1,666,299	1,032,952

Total Revenue	$6,590,500	$7,791,820	$6,558,398

36	Public Accounts, 2004-05

General Revenue Fund
Schedules to the Financial Statements

Schedule 11 - Non-cash Items Included in Surplus

	(thousands of dollars)

	2005	2004

Amortization of foreign exchange loss	$1,528	$3,660
Amortization of tangible capital assets (note 5)	103,411	--
Net loss on disposal of tangible capital assets	143	--
Loss on loans and investments	2,366	79,785
Earnings retained in sinking funds	(43,031)	(46,868)
Gain on transfer of tangible capital assets	(5,879)	--

Total Non-cash Items Included in Surplus	$58,538	$36,577

Schedule 12 - Net Change in Non-cash Operating Activities

	(thousands of dollars)

	2005	2004

Increase in accounts receivable	(82,116)	(44,090)
Increase in deferred charges	(5,428)	(1,567)
Increase in accounts payable and accrued liabilities	316,847	150,467
Increase (decrease) in unearned revenue	4,978	(1,781)
Decrease prepaid expenses	108	1,036
Increase in inventories for consumption	(2,964)	--

Net Change in Non-cash Operating Activities	$231,425	$104,065

General Revenue Fund	37

General Revenue Fund
Schedules to the Financial Statements

Schedule 13 - Investing Activities

			(thousands of dollars)

	2005		2004
	Receipts	Disbursements	Receipts	Disbursements

Loans
Agricultural Credit Corporation of Saskatchewan	$9,100	$--	$14,517	$--
Education Infrastructure Financing Corporation	--	--	--	39,674
Information Services Corporation of Saskatchewan	13,880	--	3,726	--
Municipal Financing Corporation of Saskatchewan	9,391	7,148	3,407	5,000
Saskatchewan Crop Insurance Corporation	--	44,579	--	64,000
Saskatchewan Housing Corporation	--	--	16,951	--
Saskatchewan Opportunities Corporation	--	--	--	11,168
Saskatchewan Power Corporation	149,929	350,000	140,935	300,000
Saskatchewan Property Management Corporation	5,500	--	--	--
Saskatchewan Telecommunications Holding Corporation	14,497	--	22,641	--
Saskatchewan Water Corporation	764	3,521	714	5,027
SaskEnergy Incorporated	37,958	50,000	30,799	--
Other	60,810	70,412	73,279	74,766

Total Loan Receipts and Disbursements	301,829	525,660	306,969	499,635

Sinking Funds
Contributions	25,729	91,273	24,608	83,424
Debt redemption funded from sinking funds	120,577	--	30,234	--

Total Sinking Fund Receipts and Disbursements	146,306	91,273	54,842	83,424

Other	1,443	63	1,635	7

Total Receipts and Disbursements	449,578	$616,996	363,446	$583,066

Net Disbursements	$(167,418)		$(219,620)

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Fiscal Stabilization Fund
(unaudited)

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Fiscal Stabilization Fund	41

Fiscal Stabilization Fund
Schedule of Transfers and Accumulated Balance
 For the Year Ended March 31, 2005
(unaudited)

		(thousands of dollars)

	Budget 2005	Actual 2005	Actual 2004

Balance, beginning of year	$366,000	$366,000	$577,000
Transfer from (to) the General Revenue Fund	(171,100)	382,500	(211,000)

Balance, End of Year	$194,900	$748,500	$366,000

The Fiscal Stabilization Fund (Fund) was established April 1, 2000, by The Fiscal Stabilization Fund Act. Its purpose is to stabilize the fiscal position of the Government to facilitate long-term planning.

Stabilization occurs through transfers between the Fund and the General Revenue Fund (GRF), as approved from time to time by Treasury Board.

Transfers to the Fund from the GRF are statutory disbursements.

Amounts transferred to the GRF from the Fund are available for expenses subsequent to receiving required approval from the Legislative Assembly.

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Summary Financial Statements

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Summary Financial Statements	45

Government of Saskatchewan
Responsibility for Summary Financial Statements

The Government is responsible for the Summary Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with Canadian generally accepted accounting principles for senior governments, using the Government’s best estimates and judgment when appropriate. He uses information from the accounts of the General Revenue Fund, Crown corporations and other government organizations to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements. His report, which appears on the following page, provides the scope of his audit and states his opinion.

Treasury Board approves the Summary Financial Statements. The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Harry Van Mulligen

Harry Van Mulligen
Minister of Finance

/s/ Ron Styles

Ron Styles
Deputy Minister of Finance

/s/ Terry Paton

Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2005

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Summary Financial Statements	47

Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

I have audited the summary statement of financial position of the Government of Saskatchewan as at March 31, 2005 and the summary statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these summary financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for governments.

/s/ Fred Wendel
Regina, Saskatchewan June 8, 2005	Fred Wendel, CMA, CA Provincial Auditor

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Summary Financial Statements	49

Government of Saskatchewan
Summary Statement of Financial Position
 As at March 31, 2005

			(thousands of dollars)

Schedule		2005		2004 (Restated)

Financial Assets
Cash and temporary investments (note 2)		$1,330,040		$842,334
1 Accounts receivable		832,648		758,857
Inventories held for resale		15,799		2,173
Land held for resale (note 3)		115,725		117,014
Deferred charges		65,607		61,502
2 Loans and mortgages receivable		142,949		147,491
3 Investment in government business enterprises		2,713,990		2,425,625
4 Other investments		682,194		823,115

Total Financial Assets		5,898,952		5,178,111

Liabilities
5 Accounts payable and accrued liabilities		1,708,845		1,371,418
6 Other liabilities		185,419		180,983
7 Unearned revenue		224,493		216,966
8,9&10 Public debt (note 6)	$8,103,760		$8,723,735
Unamortized foreign exchange loss	(21,136)	8,082,624	(50,030)	8,673,705
Pension liabilities (note 7)		4,185,062		4,052,656

Total Liabilities		14,386,443		14,495,728

Net Debt		(8,487,491)		(9,317,617)

Non-financial Assets
Prepaid expenses		27,673		21,585
Inventories for consumption		85,861		78,519
Tangible capital assets (note 4)		3,941,915		3,850,703

Total Non-financial Assets		4,055,449		3,950,807

Accumulated Deficit		$(4,432,042)		$(5,366,810)

(See accompanying notes)

Contingencies and contractual obligations (notes 12 and 13)
11	Guaranteed debt (note 12)

50	Public Accounts, 2004-05

Government of Saskatchewan
Summary Statement of Operations
For the Year Ended March 31, 2005

	(thousands of dollars)

Schedule	2005	2004 (Restated)

Revenue
12 Taxation	$3,590,352	$3,398,834
12 Non-renewable resources	1,474,191	1,140,962
12 Other own-source revenue	1,317,272	1,120,898
12 Transfers from the federal government	1,995,201	1,290,437

Total Revenue	8,377,016	6,951,131

Expense
Agriculture	780,396	701,550
Community development	230,608	240,298
Debt charges (note 9)	903,055	927,833
Economic development	277,202	137,585
Education	1,207,844	1,061,836
Environment and natural resources	153,901	186,050
Health	2,943,438	2,744,697
Protection of persons and property	319,401	316,862
Social services and assistance	821,357	792,038
Transportation	317,014	291,347
Other	421,744	384,561

Total Expense (note 10)	8,375,960	7,784,657

Surplus (deficit) from government service organizations	1,056	(833,526)
3 Income from government business enterprises	843,285	734,016

Surplus (Deficit)	$844,341	$(99,510)

(See accompanying notes)

Summary Financial Statements	51

Government of Saskatchewan
Summary Statement of Accumulated Deficit
 For the Year Ended March 31, 2005

		(thousands of dollars)

Schedule	Estimated 2005	Actual 2005	Actual 2004 (Restated)

Accumulated deficit, beginning of year, as restated (note 16)	$(5,366,810)	$(5,366,810)	$(5,402,000)
Adjustment to accumulated deficit (note 17)	--	30,119	134,700
Surplus (deficit)	(296,800)	844,341	(99,510)
3 Unrealized gains and losses of government business enterprises	--	60,308	--

Accumulated Deficit, End of Year (note 8)	$(5,663,610)	$(4,432,042)	$(5,366,810)

(See accompanying notes)

Government of Saskatchewan
Summary Statement of Change in Net Debt
 For the Year Ended March 31, 2005

		(thousands of dollars)

	Estimated 2005	Actual 2005	Actual 2004 (Restated)

Surplus (Deficit)	$(296,800)	$844,341	$(99,510)

Tangible Capital Assets
Acquisitions (note 4)	(289,200)	(295,736)	(309,775)
Amortization (note 4)	260,900	275,507	252,914
Net loss on sale	--	3,878	247
Proceeds on sale	--	7,608	7,274
Increase in tangible capital assets, beginning of year (note 16)	--	(82,469)	--

Net Acquisition of Tangible Capital Assets	(28,300)	(91,212)	(49,340)

Other Non-financial Assets
Net acquisition of prepaid expenses	--	(6,088)	(120)
Net (acquisition) use of inventories for consumption	--	(7,342)	2,005

Net (Acquisition) Use of Other Non-financial Assets	--	(13,430)	1,885

Increase (decrease) in net debt	(325,100)	739,699	(146,965)
Net debt, beginning of year	(9,317,617)	(9,317,617)	(9,305,352)
Adjustment to accumulated deficit (note 17)	--	30,119	134,700
3 Unrealized gains and losses of government business enterprises	--	60,308	--

Net Debt, End of Year	$(9,642,717)	$(8,487,491)	$(9,317,617)

(See accompanying notes)

52	Public Accounts, 2004-05

Government of Saskatchewan
Summary Statement of Cash Flow
 For the Year Ended March 31, 2005

	(thousands of dollars)

Schedule	2005	2004 (Restated)

Operating Activities
Surplus (deficit)	$844,341	$(99,510)
Add (deduct) non-cash items
3 Income from government business enterprises	(843,285)	(734,016)
14 Other non-cash items included in surplus (deficit)	168,800	213,836
15 Net change in non-cash operating activities	240,002	81,634
Dividends received from other investments	63,878	9,736
3 Dividends received from government business enterprises	645,347	682,757
Adjustment to accumulated deficit (note 17)	--	(46,087)

Cash Provided by Operating Activities	1,119,083	108,350

Capital Activities
Acquisition of tangible capital assets (note 4)	(295,736)	(309,775)
Proceeds on sale of tangible capital assets	7,608	7,274
Increase in tangible capital assets, beginning of year (note 16)	(82,469)	--

Cash Used for Capital Activities	(370,597)	(302,501)

Investing Activities
Disposal of land held for resale	1,289	2,152
2 Net decrease (increase) in loans and mortgages receivable	2,616	(33,363)
Acquisition of other investments	(23,989)	(102,087)
Disposition of other investments	111,111	112,655
Decrease in other investments, beginning of year (note 16)	60,042	--

Cash Provided by (Used for) Investing Activities	151,069	(20,643)

Financing Activities
Proceeds from public debt	522,021	769,838
Repayment of public debt	(1,103,165)	(420,752)
Increase in public debt, beginning of year (note 16)	32,453	--
Increase in other liabilities	4,436	26,559
Increase in pension liabilities	132,406	76,491

Cash (Used for) Provided by Financing Activities	(411,849)	452,136

Increase in cash and temporary investments	487,706	237,342
Cash and temporary investments, beginning of year	842,334	604,992

Cash and Temporary Investments, End of Year	$1,330,040	$842,334

(See accompanying notes)

Summary Financial Statements	53

Government of Saskatchewan
Notes to the Summary Financial Statements
 For the year ended March 31, 2005

1.	Significant Accounting Policies

These Summary financial statements are prepared in accordance with generally accepted accounting principles for senior governments, as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. The significant accounting policies are summarized below.

a)	Government reporting entity

The government reporting entity consists of organizations controlled by the Government. These government entities are segregated into two classifications. Entities that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity are classified as government business enterprises. All other government entities are government service organizations.

A listing of the organizations included in the government reporting entity is provided in schedule 16. Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

Trusts administered by the Government are excluded from the reporting entity.

b)	Government partnerships

The Government has entered into various partnerships where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership. Government business partnerships are government partnerships that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity.

c)	Method of consolidation

Government service organizations are consolidated after adjustment to a basis consistent with the accounting policies described in note 1(d). Significant inter-organization balances and transactions are eliminated.

Government business enterprises are accounted for by the modified equity method. Using this method, the Government’s investment in government business enterprises, which is initially recorded at cost, is adjusted annually to include the net earnings or losses and certain other net equity changes of the enterprise without adjustment to conform with the accounting policies described in note 1(d). With the exception of dividends declared by March 31, inter-organization balances and transactions are not eliminated.

Government partnerships, except those designated as government business partnerships, are proportionately consolidated, as disclosed in note 14. Significant inter-organization balances and transactions are eliminated.

Government business partnerships are accounted for by the modified equity method.

Financial results of government organizations whose fiscal year-ends are other than March 31 are adjusted for transactions having a significant impact on these financial statements.

d)	Basis of accounting

Revenue

Revenues are recorded on the accrual basis except for receipts from the federal government for corporate and personal income taxes, which are recorded on the cash basis. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis. Government transfers are recognized as expenses in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are recorded at cost which approximates market value.

54	Public Accounts, 2004-05

Government of Saskatchewan
Notes to the Summary Financial Statements

Inventories held for resale are recorded at the lower of cost and net realizable value.

Land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of public debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans and mortgages receivable are initially recorded at cost. Where there has been a loss in value that is other than a temporary decline, the loan or mortgage is written down to recognize the loss. Interest is recognized on the accrual basis except where collection is uncertain. Interest is then recorded on the cash basis.

Other investments consist of: equity investments; portfolio investments; bonds, debentures and other advances; and property holdings. These investments are accounted for by various methods as described below and are written down to their fair value when there is evidence of a permanent decline in value.

Equity investments exist when the Government holds shares of private or public companies and exercises significant influence but has less than a controlling interest or when the Government has shared control, as in government business partnerships. These investments are accounted for by the modified equity method. Using this method, the Government’s investment, which is initially recorded at cost, is adjusted annually for the Government’s share of the investee’s net earnings or losses and is reduced by dividends and partnership distributions received from these investments.

Portfolio investments exist when the Government holds shares of private or public companies and does not exercise significant influence. Portfolio investments are recorded at cost, and dividends from these shares are recorded as income when receivable.

Bonds, debentures and other advances and Property holdings are recorded at amortized cost.

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories for consumption are recorded at cost and are expensed as they are consumed.

Tangible capital assets held by government service organizations are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment of the asset. Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Liabilities

Liabilities are present obligations to individuals and organizations outside the government reporting entity as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement. They consist of obligations to provide authorized transfers where any eligibility criteria have been met, to repay borrowings, to pay for goods and services acquired prior to year-end and to deliver goods or services in the future where payment has been received.

Unearned revenue is revenue that will be earned in a subsequent fiscal year and includes restricted funding from the federal government and other organizations.

Public debt consists of debt of government service organizations recorded net of amounts issued on behalf of and reimbursable from government business enterprises. Total public debt, as disclosed in schedules 8 and 10, includes public debt and the debt of government business enterprises.

Public debt is recorded at par. Premiums, discounts and issue costs are recorded as deferred charges and are amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. Premiums and discounts on long-term investments within these sinking funds are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains and losses are included in the surplus or deficit.

Pension liabilities are calculated using the projected benefit method prorated on services. Pension fund assets are valued at market related values. Changes in the pension liabilities as a result of estimation adjustments due to experience gains and losses and

Summary Financial Statements	55

Government of Saskatchewan
Notes to the Summary Financial Statements

changes in actuarial assumptions are amortized on a straight-line basis over the expected average remaining service life of the related employee group. Gains or losses as a result of plan amendments are recognized in the period of the plan amendment.

Guaranteed debt includes guarantees of the Government made through specific agreements or legislation to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the Government’s best estimate of future payments net of recoveries. The loss provision is recorded as a liability and an expense in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2.	Cash and Temporary Investments

Temporary investments are generally for less than three months and have an average effective interest rate of 2.53 per cent.

3.	Land Held for Resale

The estimated net realizable value of the Government’s land held for resale at March 31, 2005 is $214.1 million (2004 — $214.1 million).

4.	Tangible Capital Assets

The Government has a significant investment in tangible capital assets that have a useful life of greater than one year. These assets are a key component in the delivery of government programs and provide ongoing value to the public.

The following table discloses the tangible capital assets held by government service organizations and does not include works of art and historical treasures, such as the Legislative Building. Intangible assets held by government service organizations and items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, are not recognized in these financial statements. The capital assets held by government business enterprises, as disclosed in schedule 3, are not included in the following table.

							(thousands of dollars)

				2005				2004
	Land & Improve- ments	Buildings & Improve- ments	Machinery & Equipment	Trans- portation Equipment	Office & Information Technology	Infra- structure	Total	Total (Restated)

	5 years-
Estimated useful life	Indefinite	3-50 years	2-33 years	3-40 years	2-20 years	3-60 years
Opening Net Book Value of
Tangible Capital Assets	$189,814	$1,486,229	$194,753	$75,563	$124,434	$1,779,910	$3,850,703	$3,775,394

Opening cost	$202,841	$2,450,454	$763,417	$156,773	$289,706	$3,227,899	$7,091,090	$6,857,367
Adjustment to opening cost
(note 16)	629	29,401	130,176	--	--	--	160,206	--
Acquisitions	3,862	71,875	39,768	20,585	34,177	125,469	295,736	309,775
Write-downs	--	--	(937)	--	--	--	(937)	(509)
Disposals	(1,516)	(22,168)	(8,560)	(7,453)	(8,634)	(41,241)	(89,572)	(75,543)

Closing cost[1]	205,816	2,529,562	923,864	169,905	315,249	3,312,127	7,456,523	7,091,090

Opening accumulated
amortization	13,027	964,225	568,664	81,210	165,272	1,447,989	3,240,387	3,056,004
Adjustment to opening
accumulated amortization
(note 16)	--	9,699	68,038	--	--	--	77,737	--
Annual amortization	1,657	95,967	43,377	8,387	33,716	92,403	275,507	252,914
Write-downs	--	--	(936)	--	--	--	(936)	(509)
Disposals	(160)	(15,614)	(7,541)	(5,106)	(8,436)	(41,230)	(78,087)	(68,022)

Closing accumulated
amortization	14,524	1,054,277	671,602	84,491	190,552	1,499,162	3,514,608	3,240,387

Closing Net Book Value of
Tangible Capital Assets	$191,292	$1,475,285	$252,262	$85,414	$124,697	$1,812,965	$3,941,915	$3,850,703

1	Closing cost includes work-in-progress of $55.2 million (2004 - $45.0 million).

56	Public Accounts, 2004-05

Government of Saskatchewan
Notes to the Summary Financial Statements

5.	Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of pension obligations, non-renewable resources royalties, site restoration obligations, accident claims obligations and the federal government’s Equalization, Canada Health Transfer and Canada Social Transfer payments. It also exists in the valuation of loans where repayment is contingent upon an organization’s cash flows. The uncertainty arises from factors such as the effect on accrued pension obligations of actual experience compared to actuarial estimations and assumptions; the effect on accrued royalties of price and production sensitivities in the royalty structures; the effect on site restoration obligations of actual experience compared to historical estimations and assumptions; the effect on accrued accident claims obligations of actual experience compared to actuarial estimations and assumptions; the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country; and the effect of commodity prices on cash flows. It is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized.

6.	Risk Management of Public Debt

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities. As a result of these transactions, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt. Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that the Government’s debt charges will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2005, 88.2 per cent (2004 — 82.0 per cent) of the Government’s gross public debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Foreign exchange rate risk is the risk that the Government’s debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps. At March 31, 2005, 96.4 per cent (2004 — 90.3 per cent) of the Government’s gross public debt is effectively denominated in Canadian dollars.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2005, 100 per cent (2004 — 100 per cent) of the Government’s counterparties held a Standard and Poor’s credit rating of A or better.

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 10 provides more detailed information on the Government’s use of derivative financial instruments.

7.	Retirement Benefits

The Government sponsors several defined benefit and defined contribution pension plans. The Government also participates in a joint defined benefit pension plan.

Defined benefit pension plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially. An actuary extrapolates these valuations when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

Summary Financial Statements	57

Government of Saskatchewan
Notes to the Summary Financial Statements

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four-year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

Joint defined benefit plans are governed by a formal agreement between the joint sponsors (i.e., employer and plan members), which establishes that the joint sponsors have shared control over the plan. Funding contributions are shared mutually between the employer and plan members. The sponsors share, on an equitable basis, the significant risks of each plan. Accordingly, the Government accounts for only its portion of the plan. Plan assets and surpluses are restricted for member benefits or certain other purposes set out in the agreement. Plan benefits are determined on the same basis as defined benefit plans.

Pension fund assets are valued at market related values based on actual market values adjusted by averaging recognition of realized and unrealized gains and losses on plan investments over a four year period.

Defined contribution pension plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary. The Government provides contributions at specified rates for employee current service.

Pension fund assets of government sponsored defined benefit and defined contribution plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Government Service Organizations

a)	Defined benefit plans and joint defined benefit plan

The two main defined benefit plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. Defined benefits are also payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA).

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and the former MLA, for which member contributions are received and pension obligations are paid directly by the Government.

The Government also participates in the Saskatchewan Healthcare Employees’ Pension Plan (SHEPP), a joint defined benefit plan for employees of the twelve Regional Health Authorities. The Government contributes to the plan at the ratio of 1.12 to 1 of employee contributions. Any actuarially determined deficiency is the responsibility of participating employers and employees in the ratio of 1.12 to 1. The Government’s participating employer contributions for SHEPP represents approximately 90 per cent of the total employer contributions to the plan.

Information on the defined benefit plans of government service organizations and the joint defined benefit plan follows:

	2005						2004
	TSP	PSSP	Others	SHEPP		Total	Total

Plan status	closed	closed	closed [1]	open		n/a	n/a
Member contribution rate, percentage of salary	7.85	7-9 [2]	5-9 [2]	5.85-7.35	[2]	n/a	n/a
Number of active members	3,811	1,580	68	29,342		34,801	34,989
Average age of active members, years	51.9	53.7	56.0	44.1		45.5	45.5
Former members entitled to deferred pension benefits	5,645	131	10	1,092		6,878	7,222
Number of superannuates and surviving spouses	10,238	5,780	2,307	7,862		26,187	25,142
Actuarial valuation date	Jun 30/03	Dec 31/02	Various	Dec 31/02		n/a	n/a
Assumptions used:
Rate of compensation increase	3.50%	4.00%	4.00%	6.00	% [3]	n/a	n/a
Expected long-term rate of return on plan assets	7.00%	6.25%	6.25%	6.75%		n/a	n/a
Discount rate	7.00%	6.25%	6.25%	6.75%		n/a	n/a
Inflation rate	3.00%	3.00%	3.00%	3.25%		n/a	n/a

¹	Judges is open to new membership; all other plans are closed.
²	Contribution rate varies based on age upon joining the plan.
³	The annual rate of compensation increase is 6 per cent for 2003 to 2005 and 4.25 per cent thereafter.

58	Public Accounts, 2004-05

Government of Saskatchewan
Notes to the Summary Financial Statements

The following table shows information based on the latest actuarial valuation extrapolated to March 31, 2005 for defined benefit plans and December 31, 2004 for the joint defined benefit plan:

				(thousands of dollars)

	2005				2004
	TSP[1]	PSSP	Other	Total	Total

Accrued benefit obligation,
beginning of year	$4,137,353	$1,578,853	$274,089	$5,990,295	$5,613,436
Current benefit cost	55,064	16,833	3,178	75,075	74,565
Interest cost	280,496	96,121	15,271	391,888	389,996
Actuarial (gains) losses	--	(5,029)	(2,421)	(7,450)	234,994
Joint defined benefit plan (SHEPP)[2]	--	--	12,702	12,702	29,500
Benefit payments	(260,558)	(98,680)	(653)	(359,891)	(352,196)

Accrued Benefit Obligation, End of Year	4,212,355	1,588,098	302,166	6,102,619	5,990,295

Plan assets, beginning of year	1,623,832	--	157,483	1,781,315	1,927,066
Return on plan assets	111,337	--	10,971	122,308	132,687
Employer contributions	80,080	92,936	4,853	177,869	170,343
Employee contributions	19,382	5,744	362	25,488	24,879
Plan expenses	(3,427)	--	(1,532)	(4,959)	(3,488)
Actuarial gains (losses)	--	--	--	--	(117,976)
Benefit payments	(260,558)	(98,680)	(653)	(359,891)	(352,196)

Plan Assets, End of Year	1,570,646	--	171,484	1,742,130	1,781,315

	2,641,709	1,588,098	130,682	4,360,489	4,208,980
Unamortized estimation adjustments[3]	(86,803)	(88,116)	(508)	(175,427)	(156,324)

Pension Liabilities[4]	$2,554,906	$1,499,982	$130,174	$4,185,062	$4,052,656

¹	The TSP accrued benefit obligation includes a liability of $40.5 million (2004 —$43.0 million) relating to the TSP disability provision. The TSP’s actual rate of return on plan assets was 10.3 per cent (2004 — 21.3 per cent).
²	The table only reports the Government’s employer portion of the pension liability. At December 31, 2004, SHEPP had a total accrued benefit obligation of $2.2 billion (2003 — $2.0 billion) and pension fund assets of $2.1 billion (2003 — $1.9 billion) at market related values and unamortized estimation adjustments of $(83.8) million (2003 — $(91.9) million). The Government and member contributions to the plan totaled $60.3 million (2003 — $43.2 million) and $59.9 million (2003 — $41.4 million) respectively. Benefit payments from the plan totaled $71.4 million (2003 — $64.9 million).
³	Amortized to income over 4 to 13 years, the estimated average remaining service life of active plan members at the time the estimation adjustment arose.
[4]	Pension liabilities are estimated using interest rates that are reflective of the long-term rate of returns and short-term forecasts. A 1 per cent decrease in the interest rate would result in a $484.4 million and $189.0 million increase in the pension liabilities for TSP and PSSP, respectively, and a 1 per cent increase would result in a $398.7 million and $157.2 million decrease in the pension liabilities for TSP and PSSP, respectively.

At March 31, 2005, the market value of defined benefit plan investments was $1.8 billion (2004 — $1.8 billion) and the market value of the joint defined benefit plan investments was $2.2 billion (2004 — $2.0 billion). Of these amounts, 38.1 per cent (2004 — 38.4 per cent) was invested in fixed income securities and 56.1 per cent (2004 — 57.8 per cent) in equity investments.

b)	Defined contribution plans

The two main multi-employer defined contribution plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital). The Government provides contributions to the plans at specified rates for employee current service. The Government also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation and to the Regina Civic Employees Superannuation and Benefit Plan (RCESP). The Government has fully funded its share of contributions to the defined contribution plans.

Summary Financial Statements	59

Government of Saskatchewan
Notes to the Summary Financial Statements

Information on the defined contribution plans of government service organizations follows:

	2005								2004
	Government Sponsored
	PEPP		Capital		RCESP[1]		STRP	Total	Total

Plan status	open		open		open		n/a	n/a	n/a
Member contribution rate, percentage of salary	5-6.35	[2]	5.0-5.5	[2]	9.48-14.05	[2]	n/a	n/a	n/a
Government contribution rate, percentage of salary	6.35		5.5-6.0	[2]	9.48-14.05	[2]	n/a	n/a	n/a
Government service organization participation:
Number of active members	20,229		639		1,484		n/a	22,352	22,373
Number of inactive members	9,778		20		110		n/a	9,908	10,421
Member contributions (thousands of dollars)	$42,971		$1,781		$7,655		n/a	$52,407	$48,426
Government contributions (thousands of dollars)	43,066		1,853		7,803		$32,817	85,539	80,152

¹	Certain employees of a Regional Health Authority participate in the RCESP, a multi-employer defined benefit pension plan established through a City of Regina bylaw. All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers. At December 31, 2004, audited financial statements for the plan reported a benefit obligation of $682.8 million (2003 — $638.8 million) and assets at market value of $665.5 million (2003 — $585.5 million).
²	Contribution rate varies based on employee group.

c)	Pension expense

Pension expense for government service organizations is allocated to education expense, health expense and other expense. Pension interest expense is included in debt charges. The total pension expense of government service organizations includes the following:

	(thousands of dollars)

	2005	2004

Defined benefit plans:
Current period benefit cost	$75,075	$74,565
Amortization of estimation adjustments	(26,553)	(93,149)
Employee contributions	(25,488)	(24,879)
Plan expense	4,959	3,488
Cost of financing unfunded pension obligation (pension interest expense)	269,580	257,309

Total pension expense, defined benefit plans	297,573	217,334
Other plans:
Total pension expense, joint defined benefit plan	73,031	72,660
Total pension expense, defined contribution plans	85,539	80,152

Total Pension Expense	$456,143	$370,146

Government Business Enterprises

a)	Defined benefit plans

There are additional employee pension plans of government business enterprises which are accounted for in the investment in government business enterprises. The two main defined benefit plans of government business enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel). Other plans include Saskatchewan Government Insurance Superannuation Plan, Liquor Board Superannuation Plan, and the Workers’ Compensation Board Superannuation Plan.

The Government contributes the amount necessary to fund the payment of pension benefits.

60	Public Accounts, 2004-05

Government of Saskatchewan
Notes to the Summary Financial Statements

Information on the defined benefit plans of government business enterprises follows:

	2005				2004
	SaskPower	SaskTel	Others	Total	Total

Plan status	closed	closed	closed	n/a	n/a
Number of active members	569	653	132	1,354	1,491
Number of former members, superannuates and surviving spouses	1,732	1,682	443	3,857	3,814
Member contributions (thousands of dollars)	$1,697	$2,613	$392	$4,702	$4,758
Government contributions (thousands of dollars)	7,536	38,587	2,192	48,315	9,615
Benefits paid (thousands of dollars)	39,543	42,015	13,961	95,519	90,009

The assumptions used to determine the amounts under the defined benefit plans are as follows:

Rate of compensation increase	1.90% - 4.50%
Expected long-term rate of return on plan assets	6.00% - 7.00%
Discount rate	5.60% - 6.00%
Inflation rate	1.90% - 3.00%

Based on the latest actuarial valuations extrapolated to December 31, 2004 the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

						(thousands of dollars)

	2005						2004
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Fair Value of Assets	Plan Deficit	Unamortized Amounts[1]	Pension (Surplus) Liabilities	Pension (Surplus) Liabilities

SaskPower	Sept. 30/04	$716,447	$687,975	$28,472	$(50,511)	$(22,039)	$(17,863)
SaskTel	Dec. 31/03	900,521	815,063	85,458	(140,743)	(55,285)	(51,548)
Others	Various	118,706	91,944	26,762	(3,061)	23,701	23,842

Total		$1,735,674	$1,594,982	$140,692	$(194,315)	$(53,623)	$(45,569)

¹	Includes unamortized transitional assets, unamortized (gains) losses and unamortized past service costs.

At December 31, 2004, 33.7 per cent (2003 — 32.9 per cent) of pension plan assets were invested in fixed income securities and 53.7 per cent (2003 — 52.5 per cent) in equity investments.

b)	Defined contribution plans

Information on the defined contribution plans of government business enterprises follows:

	2005			2004
	PEPP	Capital	Total	Total

Number of active members	8,307	2,197	10,504	10,304
Number of inactive members	2,805	57	2,862	3,026
Government contributions (thousands of dollars)	$24,043	$4,789	$28,832	$28,685

c)	Pension expense

Pension expense and pension interest expense for government business enterprises are included in income from government business enterprises. The pension expense for the year for the defined benefit plans is $40.6 million (2004 — $6.5 million) and $28.8 million (2004 — $28.7 million) for the defined contribution plans.

d)	Other future benefit plans

Other future benefit plans of government business enterprises include defined benefit severance plans for management employees, union employees and the supplementary superannuation plan. The present value of accrued benefits is $82.3 million (2004 — $76.5 million) and the accrued benefit liability is $55.2 million (2004 — $48.5 million).

Summary Financial Statements	61

Government of Saskatchewan
Notes to the Summary Financial Statements

8.	Reserves

The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. During the year, the Reserve was reduced by costs related to the clean up and rehabilitation of abandoned northern uranium mine sites. At March 31, 2005, the balance in the reserve is $0 (2004 — $11.9 million).

9.	Debt Charges

	(thousands of dollars)

	2005	2004

Total interest costs	$1,138,218	$1,185,969
Interest reimbursed from government business enterprises	(244,110)	(267,027)
Net foreign exchange loss	1,528	3,660
Other costs	7,419	5,231

Total Debt Charges	$903,055	$927,833

10.	Expense by Object

	(thousands of dollars)

	2005	2004 (Restated)

Transfers	$3,128,885	$2,818,331
Salaries and benefits	2,394,437	2,316,651
Operating costs	1,122,781	1,023,340
Debt charges	903,055	927,833
Tangible capital asset amortization	275,507	252,914
Other	551,295	445,588

Total Expense	$8,375,960	$7,784,657

11.	Comparison of Estimated to Actual Results

The estimated to actual comparison is presented on the basis of the summary financial plan, which is included in the Provincial Budget.

		(thousands of dollars)

	2005		2004
	Estimated	Actual	Actual (Restated)

General Revenue Fund	$67	$382,617	$59,300
Fiscal Stabilization Fund	(171,100)	382,500	(211,000)
Other Treasury Board Organizations	(164,567)	(62,950)	(67,615)

Treasury Board Organizations[1]	(335,600)	702,167	(219,315)
Crown Management Board Organizations[1]	56,500	55,878	170,124

	(279,100)	758,045	(49,191)
Not-for-Profit Insurance Organizations	(17,700)	86,296	(50,319)

Surplus (Deficit)	$(296,800)	$844,341	$(99,510)

[1]	Net of dividends from other government organizations.

62	Public Accounts, 2004-05

Government of Saskatchewan
Notes to the Summary Financial Statements

12.	Contingencies

Guaranteed debt

Debt of $150.8 million (2004 — $273.0 million) is guaranteed by the Government. Schedule 11 provides a listing of guaranteed debt.

Lawsuits

Up to $99.1 million may be paid depending on the outcome of lawsuits in progress.

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and that these costs are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

13.	Contractual Obligations

Significant contractual obligations include:

o	forward purchase agreements of $1,655.6 million for coal contracted for future minimum deliveries valued at current prices, and approximately $4,817.5 million for power over the next 23 years;
o	contracts for the construction and acquisition of tangible capital assets of $387.6 million;
o	agreements to provide housing subsidies and transfers of $102.2 million, over five years;
o	capital grant projects of $79.4 million, over 15 years;
o	computer service agreements of $42.2 million, over five years;
o	treaty land entitlement agreements valued at approximately $21.5 million;
o	other contractual obligations of $235.7 million which include $13.9 million for agriculture, $11.1 million for community development, $68.2 million for economic development, $7.2 million for education, $31.9 million for environment and $4.7 million for health; and
o	operating and capital lease obligations as follows:

	(thousands of dollars)

	Operating	Capital

Future minimum lease payments
2005-06	$100,992	$21,005
2006-07	90,848	17,165
2007-08	54,772	14,317
2008-09	41,924	13,950
2009-10	34,832	13,025
Thereafter	62,420	48,400

	385,788	127,862
Interest and executory costs	--	(60,715)

Total Lease Obligations	$385,788	$67,147

Total operating lease obligations include $218.7 million for government service organizations and $167.1 million for government business enterprises.

Total capital lease obligations include $53.5 million for government service organizations (schedule 6) and $13.6 million for government business enterprises.

Summary Financial Statements	63

Government of Saskatchewan
Notes to the Summary Financial Statements

14.	Government Partnerships

During 2004-05, the Government determined that its 50 per cent interest in Meadow Lake Pulp Limited Partnership (MLPLP), which operates a pulp mill near Meadow Lake, no longer meets the definition of a government business partnership (see note 16). It is more appropriately reported as a government partnership and accordingly is now proportionately consolidated. Comparative figures, in which the Government’s investment in MLPLP was accounted for by the modified equity method, have not been restated.

The Government’s pro-rata share of its government partnerships is as follows:

(thousands of dollars)

2005

Financial assets	$16,263
Liabilities	39,150

Net Debt	(22,887)
Non-financial assets	82,535

Accumulated Surplus	59,648

Revenue	96,045
Expense	101,439

Deficit	(5,394)
Accumulated surplus, beginning of year	65,042

Accumulated Surplus, End of Year	$59,648

15.	Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are administered but not controlled by the Government. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the Government at March 31, 2005, are as follows:

	(thousands of dollars)

	2005	2004

Pension plans[1]	$8,786,857	$8,277,428
Public Guardian and Trustee of Saskatchewan	135,541	136,396
Other	101,900	8,998

Total Trust Funds	$9,024,298	$8,422,822

¹	The balance reflects the latest financial statements of the funds closest to March 31, 2005.

16.	Change in Accounting Policy

a)	Capitalization of Non-financial Assets

During 2004-05, the Government adopted new standards of accounting for non-financial assets recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. Along with this change in accounting policy, a new financial statement presentation was introduced. This new presentation introduces non-financial assets as a separate category of assets on the Summary Statement of Financial Position. It also results in the annual surplus (deficit) and accumulated deficit being calculated using the expense basis of accounting, as opposed to the expenditure basis, used previously. Also introduced is a new statement, the Summary Statement of Change in Net Debt, which reconciles the annual surplus calculated on the expense basis to the annual change in net debt. Net debt is calculated as liabilities less financial assets.

Under the new recommendations, tangible capital assets and inventories for consumption are recorded as non-financial assets on the Summary Statement of Financial Position and the cost of the Government’s use of these assets during the year is recorded as an expense in the Summary Statement of Operations. Prior to 2004-05, tangible capital assets and inventories for consumption were recorded as expenditures in the period acquired. The effect of this change in accounting policy in the current year is an increase in assets and an increase in the surplus of $98.6 million. The Government has retroactively restated comparative figures to record this change in accounting policy.

64	Public Accounts, 2004-05

Government of Saskatchewan
Notes to the Summary Financial Statements

For the year ended March 31, 2004, the net effect of this change and the reclassification of certain figures to conform with the current year’s presentation is as follows:

			(thousands of dollars)

	As previously reported	Change in accounting policy	Reclassification	As restated

Financial assets	$5,180,199	$(21,585)	$19,497	$5,178,111
Liabilities	14,476,231	--	19,497	14,495,728

Net Debt	(9,296,032)	(21,585)	--	(9,317,617)
Non-financial assets	--	3,950,807	--	3,950,807

Accumulated Deficit	$(9,296,032)	$3,929,222	$--	$(5,366,810)

Revenue	$6,866,498	$--	$84,633	$6,951,131
Expense	7,747,359	(47,335)	84,633	7,784,657

Deficit from government service organizations	(880,861)	47,335	--	(833,526)
Income from government business enterprises	734,016	--	--	734,016

Deficit	(146,845)	47,335	--	(99,510)
Accumulated deficit, beginning of year	(9,283,887)	3,881,887	--	(5,402,000)
Adjustment to accumulated deficit (note 17)	134,700	--	--	134,700

Accumulated Deficit, End of Year	$(9,296,032)	$3,929,222	$--	$(5,366,810)

b)	Government Partnerships

During 2004-05, the Government determined that its 50 per cent interest in Meadow Lake Pulp Limited Partnership (MLPLP), which operates a pulp mill near Meadow Lake, no longer meets the definition of a government business partnership. It is more appropriately reported as a government partnership and accordingly is now proportionately consolidated (see note 14). Comparative figures have not been restated.

The net effect of this change in accounting treatment at April 1, 2004 is as follows:

(thousands of dollars)

Financial assets
Investment in MLPLP	$(60,042)
Other assets	16,553
Liabilities
Public debt	32,453
Other liabilities	14,200

Net Debt	(90,142)
Non-financial assets
Tangible capital assets	82,469
Other non-financial assets	7,673

Accumulated Deficit	$--

17.	Adjustment to Accumulated Deficit

During 2004-05, an adjustment of $30.1 million was made to the April 1, 2004 accumulated deficit. A government business enterprise adopted new standards of accounting for financial instruments recommended by the Canadian Institute of Chartered Accountants, resulting in an increase in investment in government business enterprises of $30.1 million and a corresponding decrease in the accumulated deficit. The comparative figures have not been restated.

During 2003-04, an adjustment of $134.7 million was made to the April 1, 2003 accumulated deficit. The Government changed its accounting treatment for transfers under the Net Income Stabilization Account (NISA) resulting in a $46.1 million reduction in agriculture expense and a corresponding increase in the opening accumulated deficit, and a government business enterprise adopted new standards of accounting for asset retirement obligations recommended by the Canadian Institute of Chartered Accountants, resulting in an increase in investment in government business enterprises of $180.8 million and a corresponding decrease in the accumulated deficit.

Summary Financial Statements	65

Government of Saskatchewan
Notes to the Summary Financial Statements

18.	Comparative Figures

Certain of the 2004 comparative figures have been reclassified to conform with the current year’s presentation.

66	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements
 For the Year Ended March 31, 2005

Schedule 1 - Accounts Receivable

	(thousands of dollars)

	2005	2004 (Restated)

Taxation	$198,099	$180,391
Non-renewable resources	183,949	107,265
Other own-source revenue	433,975	438,863
Transfers from the federal government	98,180	113,133

	914,203	839,652
Provision for loss	(81,555)	(80,795)

Total Accounts Receivable	$832,648	$758,857

Schedule 2 - Loans and Mortgages Receivable

	(thousands of dollars)

	2005	2004

Student loans	$122,768	$99,444
Agricultural loans	66,388	68,636
Other loans	36,175	57,667
Mortgages	1,670	3,870

	227,001	229,617
Provision for loss	(84,052)	(82,126)

Total Loans and Mortgages Receivable	$142,949	$147,491

See page 67 for additional information.

Summary Financial Statements	67

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 2 (continued) — Loans and Mortgages Receivable

Student Loans

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985. Loans are interest-free until the discontinuance of full-time studies or graduation. Interest rates are prescribed by the Minister of Learning. Special incentive loan remission grants, student bursaries, scholarships, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

A Risk Sharing Student Loans Agreement between the Government and a bank was signed in March 1996. This agreement covers loans approved between August 1, 1996 and July 31, 2001. The Government retained responsibility for loan approval. Loans approved are lender-financed, disbursed, managed and collected by the bank. The Government pays a risk premium of 5.0 per cent to the bank when loans become repayable.

In June 2001, the Government entered into an agreement with the federal government to integrate the federal and provincial student loans programs. This agreement is effective for loans approved on or after August 1, 2001 and establishes the Government as financier of the program. The Government approves applications for both provincial and federal loans. Disbursement, administration and collection of loans is contracted to external agencies.

A loss provision of $50.1 million (2004 — $42.3 million) has been recorded on these loans.

Agricultural Loans

Capital loan program

The Government holds $42.7 million (2004 — $42.7 million) in loans under the Capital loan program. These loans are repayable over terms not exceeding 25 years and bear interest at rates between 5.0 per cent and 13.5 per cent (2004 — 5.0 and 13.5 per cent). Security on individual loans varies and may include mortgages on real property, security agreements and guarantees. The program operates under The Agricultural Credit Corporation of Saskatchewan Act. A loss provision of $11.8 million (2004 — $11.8 million) has been recorded on these loans.

Other agricultural loans

The Government holds $23.7 million (2004 — $25.9 million) in loans under various other agricultural loan programs. The interest on these loans ranges from 5.0 to 10.5 per cent (2004 — 5.0 to 10.5 per cent). Generally, the loans are secured by promissory notes and, where applicable, by guarantees or general security arrangements. A loss provision of $10.8 million (2004 — $9.7 million) has been recorded on these loans.

Other Loans

The Government’s loan portfolio also consists of numerous other loans at various interest rates. Maturities on these loans extend to 2022. A loss provision of $10.6 million (2004 — $17.5 million) has been recorded on these loans.

Mortgages

Mortgages are repayable, at various interest rates, over terms not exceeding 35 years. Security on the mortgages may include promissory notes or charges against residential property. A loss provision of $0.8 million (2004 — $0.9 million) has been recorded on these mortgages.

68	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 - Investment in Government Business Enterprises

	SaskEnergy Incorporated Dec. 31, 2004		Saskatchewan Power Corporation Dec. 31, 2004	Saskatchewan Telecom- munications Holding Corporation Dec. 31, 2004	Liquor and Gaming Authority Mar. 31, 2005	Saskatchewan Gaming Corporation Mar. 31, 2005

Assets
Cash and temporary investments
Due from government organizations	$				43,627
Other		3,637	103,978	141,486	1,535	23,026
Accounts receivable
Due from government organizations			2,261
Other		173,726	146,923	57,223	23,746	160
Inventories		6,843	118,069	7,089	16,857	166
Prepaid expenses			7,887	8,921	3,537	1,640
Long-term investments
In the Government
Other		23,437	25,460	1,159
Capital assets		949,461	3,344,395	892,776	78,885	56,952
Other assets
Due from government organizations			5,500
Other		129,337	76,358	122,076	2,962

Total Assets		1,286,441	3,830,831	1,230,730	171,149	81,944

Liabilities
Accounts payable and accrued liabilities
Due to government organizations		13,230	53,726	5,823
Other		146,192	170,275	123,954	13,978	5,763
Dividends payable to government organizations		26,500	14,273	31,215	128,339	39,431
Debt
Owing to government organizations		749,667	1,946,112	355,331
Other		4,816	95,126	8,175		28,642
Unearned revenue
Received from government organizations
Other				40,515
Unpaid insurance claims
Other liabilities			161,158	7,085	28,832	8,108

Total Liabilities		940,405	2,440,670	572,098	171,149	81,944

Net Assets		$346,036	1,390,161	658,632	--	--

Revenue
From government organizations		$14,506	19,168	49,489
Other		689,955	1,241,428	883,330	740,281	105,798

Total Revenue		704,461	1,260,596	932,819	740,281	105,798

Expense
Paid and owing to government organizations		65,601	242,349	49,329
Other		531,018	951,838	796,694	377,604	66,367

Total Expense[3]		596,619	1,194,187	846,023	377,604	66,367

Income before non-recurring items		107,842	66,409	86,796	362,677	39,431
Non-recurring items				7,674

Net Income		107,842	66,409	94,470	362,677	39,431
Retained earnings (deficit) - beginning of year		237,738	723,591	406,133	65	--
Effect of prior period adjustment (note 17)		851	(64)	(3,962)	(1,698)
Dividends to government organizations[4]		(70,000)	(59,768)	(88,009)	(361,044)	(39,431)

Retained earnings (deficit) - end of year		276,431	730,168	408,632	--	--
Equity advances from government organizations		71,531	659,993	250,000
Unrealized gains and losses[5]		(1,926)

Investment in Government Business Enterprises		346,036	1,390,161	658,632	--	--
Other equity

Net Assets		$346,036	1,390,161	658,632	--	--

See page 70 for additional information.

[1]	Adjustments include:
-	reclassifying dividends paid by March 31, 2005;
-	reclassifying cross currency swaps of Saskatchewan Power Corporation; and
-	reversing losses recognized by government business enterprises on transactions with government service organizations.

Summary Financial Statements	69

						(thousands of dollars)

Municipal Financing Corporation of Saskatchewan Dec. 31, 2004	Saskatchewan Government Insurance Dec. 31, 2004	Saskatchewan Auto Fund[2] Dec. 31, 2004	Workers' Compensation Board (Saskatchewan)[2] Dec. 31, 2004	Saskatchewan Government Growth Fund Management Corporation Dec. 31, 2004	Adjustments[1]	Total 2005	Total 2004

45						$43,672	$36,652
	24,135	35,714	66,605	1,316	(77,920)	323,512	91,229

		3,107	8,893			14,261	15,649
626	74,070	118,319	28,165	2,632		625,590	618,158
						149,024	144,442
	71,881	21,078				114,944	107,007

	6,894	13,617	4,350			24,861	27,845
21,241	342,073	873,633	902,635	186		2,189,824	1,949,707
	9,312	38,609	19,608			5,389,998	5,336,648

						5,500	5,000
41	5,734				6,101	342,609	279,333

21,953	534,099	1,104,077	1,030,256	4,134	(71,819)	9,223,795	8,611,670

	11,988	26,359	8,069			119,195	120,873
152	21,162	13,060	15,718	326		510,580	474,790
	5,932				(77,920)	167,770	180,418

11,430					61,976	3,124,516	2,899,927
						136,759	141,651

	149,995	239,209				429,719	397,335
	232,560	685,318	836,507			1,754,385	1,724,415
	6,418		117,256		(61,976)	266,881	247,715

11,582	428,055	963,946	977,550	326	(77,920)	6,509,805	6,187,124

10,371	106,044	140,131	52,706	3,808	6,101	$2,713,990	$2,424,546

		3,870	20,365			$107,398	$110,991
1,484	294,515	593,266	236,393	3,192		4,789,642	4,594,308

1,484	294,515	597,136	256,758	3,192	--	4,897,040	4,705,299

1,311	11,537	42,054	8,069		616	420,866	415,477
25	241,294	429,737	236,969	2,652	6,365	3,640,563	3,540,009

1,336	252,831	471,791	245,038	2,652	6,981	4,061,429	3,955,486

148	41,684	125,345	11,720	540	(6,981)	835,611	749,813
						7,674	(15,797)

148	41,684	125,345	11,720	540	(6,981)	843,285	734,016
10,223	37,504	14,352	(51,367)	3,267	7,587	1,389,093	1,157,047
			30,119		4,873	30,119	180,787
	(28,144)	434			615	(645,347)	(682,757)

10,371	51,044	140,131	(9,528)	3,807	6,094	1,617,150	1,389,093
	55,000			1	7	1,036,532	1,036,532
			62,234			60,308	--

10,371	106,044	140,131	52,706	3,808	6,101	2,713,990	2,425,625
						--	(1,079)

10,371	106,044	140,131	52,706	3,808	6,101	$2,713,990	$2,424,546

[2]	Net assets are restricted as disclosed on page 70.
[3]	Total expense includes debt charges, net of sinking fund earnings, of $248.7 million (2004 - $228.3 million). Interest in the amount of $240.7 million (2004 - $221.6 million) was paid to government organizations.
[4]	Also included in dividends to government organizations is a net unrealized loss on transfer of assets to government organizations.
[5]	Unrealized gains and losses consist of $62.2 million of market value adjustments on investments, which include an adjustment to the accumulated deficit at April 1, 2004 of $17.5 million, and $1.9 million of unrealized losses from self-sustaining foreign operations.

70	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 (continued) — Investment in Government Business Enterprises

SaskEnergy Incorporated (SaskEnergy)
SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

Saskatchewan Power Corporation (SaskPower)
SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

Saskatchewan Telecommunications Holding Corporation (SaskTel)
SaskTel markets and supplies a range of voice, data, internet, wireless, text, image and entertainment products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

Liquor and Gaming Authority (SLGA)
SLGA’s main functions are to control the manufacture and distribution of beverage alcohol throughout the Province, to oversee the licencing of all establishments selling alcohol in the Province and to maintain the integrity of all licenced gaming while ensuring maximum benefit to Saskatchewan charities.

Saskatchewan Gaming Corporation (SGC)
SGC manages and operates Casino Regina and Casino Moose Jaw.

Municipal Financing Corporation of Saskatchewan (MFC)
MFC’s objective is to assist municipalities in financing their capital requirements.

Saskatchewan Government Insurance (SGI) & Saskatchewan Auto Fund (Auto Fund)
SGI’s competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the provincial compulsory vehicle insurance program, is administered by SGI on behalf of the Government. Any net assets of the Auto Fund are held on behalf of Saskatchewan’s motoring public and cannot be used for any other purpose.

Workers’ Compensation Board (Saskatchewan) (WCB)
WCB provides workers’ compensation insurance to Saskatchewan workers and employers. Any net assets of the WCB cannot be used for any other purpose.

Saskatchewan Government Growth Fund Management Corporation (SGGF)
SGGF participates in the federal government’s Immigrant Investor Program to acquire lower cost capital for commercial investment in Saskatchewan. Investment funds are raised through eight subsidiary fund companies and are managed by Crown Capital Partners Inc., a fund manager.

In March 1999, the Immigrant Investor Program ended. However, with a significant number of subscribers yet to complete their subscription requirements, the funds will require management by SGGF for at least the next five years.

Summary Financial Statements	71

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 - Other Investments

	(thousands of dollars)

	2005	2004 (Restated)

Equity Investments
Government Business Partnerships	$150,883	$93,625
Saskferco Products Inc.	136,637	120,188
Meadow Lake OSB Limited Partnership	43,940	30,614
Big Sky Farms Inc.	21,649	16,455
Other	15,915	15,674

	369,024	276,556

Portfolio Investments
HARO Financial Corporation	68,000	68,000
Other	31,351	36,351

	99,351	104,351

Bonds, Debentures and Other Advances
Meadow Lake Pulp Limited Partnership	19,188	158,360
HARO Financial Corporation	15,448	115,649
Other	174,640	162,077

	209,276	436,086

Property Holdings	4,543	6,122

Total Other Investments	$682,194	$823,115

See pages 72-74 for additional information.

72	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 (continued) - Other Investments

Government Business Partnerships

The Government has invested in government business partnerships to promote economic growth and provide an economic return. At March 31, 2005, the Government’s investment in government business partnerships includes:

o	a 50 per cent interest in NewGrade Energy Inc., which operates a heavy oil upgrading plant in Regina;
o	a 35 per cent interest in Centennial Foods Partnership, a value-added food manufacturing and distribution business in Saskatoon;
o	a 50 per cent interest in each of Hypor B.V. and Hypor LP, which carry on the business of research, development, production, marketing and sale of pigs, and swine genetic material; and
o	a 33.3 per cent interest in Foragen Technologies Limited Partnership, a venture capital fund which provides seed capital to technology corporations.

The Government also has a 50 per cent interest in Meadow Lake Pulp Limited Partnership (MLPLP), which operates a pulp mill near Meadow Lake. During 2004-05, the Government determined that its investment in MLPLP no longer meets the definition of a government business partnership. It is more appropriately reported as a government partnership and accordingly is now proportionately consolidated (see note 14). Comparative figures have not been restated for this change in accounting treatment.

	(thousands of dollars)

Condensed Financial Information for Government Business Partnerships	2005	2004

Assets
Capital assets	$58,956	$249,351
Other	472,059	410,345

Total Assets	531,015	659,696

Liabilities
Debt
Owing to government organizations	--	664,667
Other	77,963	177,698
Other	138,628	137,919

Total Liabilities	216,591	980,284

Net Assets (Liabilities)	$314,424	$(320,588)

Operating Results
Revenue	$1,600,458	$1,490,982
Expense	1,370,791	1,516,692

Net Operating Results	229,667	(25,710)
Net operating deficiency - beginning of year	(509,066)	(489,001)
Decrease in net operating deficiency - beginning of year (note 14)	578,526	--
Effect of prior period adjustment	--	5,645

Net Operating Surplus (Deficiency) - End of Year	299,127	(509,066)
Equity advances/share capital (net of partnership distributions)	15,163	188,478
Unrealized gains and losses	134	--

Net Surplus (Deficiency)	$314,424	$(320,588)

Investment in Government Business Partnerships
Government's share of net operating surplus (deficiency) - end of year	$150,001	$(253,027)
Government's investment[1]	20,216	100,832
Adjustments[2]	(19,334)	245,820

Total Investment in Government Business Partnerships[3]	$150,883	$93,625

¹	Government’s investment includes the Government’s initial investment net of partnership distributions as well as subsequent cash injections provided under various terms and conditions.
²	Adjustments include:
—	additional operating expenditures incurred by the Government’s subsidiaries through which the Government has made these investments; and
—	certain valuation and amortization adjustments.
[3] Total investment in government business partnerships consists of:	(thousands of dollars)

	2005	2004

NewGrade Energy Inc.	$118,509	$109,057
Centennial Foods Partnership	20,060	18,238
Hypor B.V	4,753	4,739
Hypor LP	4,584	4,165
Foragen Technologies Limited Partnership	2,977	6,556
Meadow Lake Pulp Limited Partnership	--	(49,130)

	$150,883	$93,625

Summary Financial Statements	73

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 (continued) - Other Investments

Saskferco Products Inc. (Saskferco)
The Government owns 68.4 million Class B common shares equivalent to a 49 per cent voting interest in Saskferco, a nitrogen fertilizer plant in Belle Plaine.

Meadow Lake OSB Limited Partnership (ML OSB)
The Government is a limited partner in ML OSB, an oriented strand board facility near Meadow Lake. The Government holds a 25 per cent interest in ML OSB. The Government has issued options to purchase its units of ML OSB, which, if exercised, would reduce the Government’s interest to 6.8 per cent.

Big Sky Farms Inc. (Big Sky)
The Government owns 0.2 million common shares and 3.8 million convertible preferred shares equivalent to a 39.5 per cent (2004 — 41.2 per cent) interest in Big Sky, a hog production operation headquartered in Humboldt. The Government is entitled to an annual cumulative dividend and the preferred shares may be converted to common shares on a one-to-one basis anytime in the first five years from date of issue ending in 2005. The preferred shares are retractable or redeemable starting in 2007 and the Government holds options to acquire an additional 0.5 million convertible voting preferred shares expiring in 2005 and 2007.

Meadow Lake Pulp Limited Partnership (MLPLP)
In addition to its partnership interest in MLPLP, as disclosed in note 14, the Government has also provided the following financing:

o	Participating Debenture of $79.5 million (2004 — $159.0 million) bearing interest at 11.15 per cent calculated on October 31 of each year. Due to uncertainty of cash flows from MLPLP, an allowance for investment losses of $79.5 million (2004 — $60.0 million) has been recorded resulting in a net balance of $0 (2004 — $99.0 million).

o	Term Loan of $10.0 million (2004 — $20.0 million) bearing interest at prime plus 2.0 per cent, which is 6.25 per cent at March 31, 2005 (2004 – 6.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;

o	Contingency Loan of $5.5 million (2004 — $10.9 million) bearing interest at prime plus 1.0 per cent, which is 5.25 per cent at March 31, 2005 (2004 — 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance. Due to uncertainty of cash flows from MLPLP, an allowance for investment losses of $5.5 million (2004 — $0) has been recorded resulting in a net balance of $0 (2004 — $5.5 million).

o	Guarantee Advance of $4.0 million (2004 — $8.0 million) bearing interest at prime plus 1.0 per cent, which is 5.25 per cent at March 31, 2005 (2004 — 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;

o	Cash Flow Loan of $5.2 million (2004 — $10.5 million) bearing interest at prime plus 1.0 per cent, which is 5.25 per cent at March 31, 2005 (2004 — 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance; and

o	Guarantee Loan of $5.0 million (2004 — $10.0 million) bearing interest at prime plus 1.0 per cent, which is 5.25 per cent at March 31, 2005 (2004 — 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance. Due to uncertainty of cash flows from MLPLP, an allowance for investment losses of $5.0 million (2004 — $0) has been recorded resulting in a net balance of $0 (2004 — $5.0 million).

The Government records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture totaling $241.3 million (2004 — $418.2 million). Interest on the Interest Loan, at 11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection and is netted against the outstanding loan balance. The deferred interest income will be recorded as income when payments are received. The total deferred interest is $258.0 million (2004 — $446.3 million).

Any payments to be made on the Participating Debenture, Contingency Loan, Guarantee Advance, Cash Flow Loan, Guarantee Loan and the Interest Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal instalments after MLPLP has fully repaid an external loan. The Participating Debenture, Term Loan, Contingency Loan and Interest Loan mature in 2014. The remaining balance outstanding on the Participating Debenture and Interest Loan on October 31, 2014 shall bear interest at a rate equal to the Government’s short-term cost of borrowing, which at March 31, 2005 is 2.66 per cent (2004 — 2.11 per cent), until paid in full.

HARO Financial Corporation (HARO)
In 1992, the Government entered into a Term Loan agreement with HARO. The loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. In 2002, the Government agreed to renew this loan for a third five-year term. Annual interest rates on the loan are fixed at the start of each renewal term. For the third five-year term, the interest rate on the loan is 5.5 per cent compounded annually.

74	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 (continued) - Other Investments

Security for the loan is 100 per cent of HARO’s assets, which consist primarily of HARO’s 65.2 per cent interest in Crown Life Insurance Company (Crown Life) shares.

Payment of principal and interest is subject to available cash flow as defined in the loan agreement. Due to collection uncertainty, the Government will record interest income when payments are received. The total interest deferred and owing to the Government at March 31, 2005 is $187.9 million (2004 — $197.5 million).

All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Government has a unilateral right, prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval.

The Government owns 68 million HARO Class B non-voting common shares, which entitle the Government to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Government has a unilateral right to exchange at any time the Class B shares for voting shares or HARO’s assets.

Summary Financial Statements	75

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 5 - Accounts Payable and Accrued Liabilities

	(thousands of dollars)

	2005	2004 (Restated)

Equalization and Canada Health and Socal Transfer repayable
to the federal government	$631,894	$278,652
Transfers
Federal government	131,560	131,550
Other	175,501	197,504
Accrued salaries and benefits	287,583	301,968
Supplier payments	209,113	205,093
Accrued interest	159,474	172,676
Other	113,720	83,975

Total Accounts Payable and Accrued Liabilities	$1,708,845	$1,371,418

Schedule 6 - Other Liabilities

	(thousands of dollars)

	2005	2004

Funds held on behalf of government business enterprises and others
Liquor and Gaming Authority	$44,196	$39,181
Other	49,347	41,119
Capital lease obligations (note 13)	53,547	59,747
Other	38,329	40,936

Total Other Liabilities	$185,419	$180,983

Schedule 7 - Unearned Revenue

	(thousands of dollars)

	2005	2004

Housing contributions	$117,066	$109,296
Motor vehicle licencing fees	31,856	28,525
Health contributions	27,468	27,375
Crown mineral leases	17,047	17,109
Other	31,056	34,661

Total Unearned Revenue	$224,493	$216,966

76	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 8 - Public Debt

			(thousands of dollars)

	2005			2004
	Gross Public Debt	Sinking Funds[6]	Public Debt	Public Debt

Government Service Organizations
General Revenue Fund[1]	$8,254,156	$(708,582)	$7,545,574	$8,031,637
Saskatchewan Crop Insurance Corporation	221,579	--	221,579	177,000
Regional Health Authorities	94,172	--	94,172	124,110
Saskatchewan Housing Corporation	97,809	(3,878)	93,931	95,543
Saskatchewan Water Corporation	60,336	(4,993)	55,343	53,232
Information Services Corporation of Saskatchewan	47,000	--	47,000	60,880
Investment Saskatchewan Inc.[2]	49,444	(5,908)	43,536	15,244
Saskatchewan Opportunities Corporation[3]	--	--	--	151,980
Agricultural Credit Corporation of Saskatchewan	--	--	--	9,100
Other	2,625	--	2,625	5,009

Debt of Government Service Organizations[4]	8,827,121	(723,361)	8,103,760	8,723,735

Government Business Enterprises[5]
Saskatchewan Power Corporation	2,390,123	(147,151)	2,242,972	2,076,838
SaskEnergy Incorporated	748,545	(33,772)	714,773	709,393
Saskatchewan Telecommunications Holding Corporation	401,613	(39,621)	361,992	384,862
Saskatchewan Gaming Corporation	28,642	--	28,642	31,118
Municipal Financing Corporation of Saskatchewan	12,148	(53)	12,095	14,391

Debt of Government Business Enterprises	3,581,071	(220,597)	3,360,474	3,216,602

Total Public Debt[7]	$12,408,192	$(943,958)	$11,464,234	$11,940,337

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.

[1]	General Revenue Fund debt is shown net of $3,165.3 million (2004 - $3,060.8 million) reimbursable from government business enterprises and $418.1 million (2004 - $551.5 million) reimbursable from government service organizations.
[2]	During 2004-05, the Government changed the accounting treatment of its investment in Meadow Lake Pulp Limited Partnership, as disclosed in note 16, resulting in an increase in public debt of $32.5 million at April 1, 2004.
[3]	Gross Public Debt of Saskatchewan Opportunities Corporation of $157.0 million was transferred to the General Revenue Fund effective April 1, 2004.
[4]	Debt of Government Service Organizations includes $96.7 million (2004 - $102.9 million) secured by assignments of rents and leases or general security agreements and buildings with a carrying value of $160.4 million at March 31, 2005 (2004 - $153.8 million).
[5]	Schedule 3 provides information on government business enterprises as presented in their audited financial statements closest to March 31, 2005. Public Debt shown above has been adjusted from the audited financial statements to March 31, 2005 for the following government business enterprises, in the following amounts:

	2005	2004
Saskatchewan Power Corporation	$139,758	$253,511
SaskEnergy Incorporated	(39,710)	(63,489)
Saskatchewan Telecommunications Holding Corporation	(1,514)	(14,998)
Municipal Financing Corporation of Saskatchewan	665	--
	$99,199	$175,024
[6]	See schedule 9 for information on sinking funds.
[7]	See schedule 10 for information on public debt by maturity.

Summary Financial Statements	77

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 9 - Sinking Funds

					(thousands of dollars)

	2004	2005
	Sinking Funds	Contributions	Earnings	Redemptions	Currency Adjustment	Sinking Funds

Government Service Organizations
General Revenue Fund[1]	$741,410	$65,544	43,031	(120,577)	(20,826)	$708,582
Investment Saskatchewan Inc.	5,675	--	233	--	--	5,908
Saskatchewan Water Corporation	4,347	323	323	--	--	4,993
Saskatchewan Housing Corporation	3,055	585	238	--	--	3,878
Saskatchewan Property Management Corporation	1,409	674	93	(2,176)	--	--

Sinking Funds of Government Service Organizations	755,896	67,126	43,918	(122,753)	(20,826)	723,361

Government Business Enterprises
Saskatchewan Power Corporation	128,395	16,641	7,928	--	(5,813)	147,151
Saskatchewan Telecommunications Holding
Corporation	36,135	2,916	3,265	--	(2,695)	39,621
SaskEnergy Incorporated	27,110	4,540	2,122	--	--	33,772
Municipal Financing Corporation	--	50	3	--	--	53

Sinking Funds of Government Business Enterprises	191,640	24,147	13,318	--	(8,508)	220,597

Total Sinking Funds	$947,536	$91,273	$57,236	$(122,753)	$(29,334)	$943,958

1  Saskatchewan Opportunities Corporation sinking fund of $5.0 million was transferred to the General Revenue Fund, effective April 1, 2004.
The market value of sinking funds, at March 31, 2005, is $989.3 million (2004 - $1,010.8 million).
Sinking fund earnings include gains on investment sales of $8.1 million (2004 - $12.5 million).
Annual contributions, when established by Order in Council, are set at not less than 1 per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.
The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

				(thousands of dollars)

	Government Service Organizations		Government Business Enterprises
	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Total (CDN $)

2005-06	$57,928	3,326	20,906	6,883	$89,043
2006-07	55,678	3,326	20,156	6,883	86,043
2007-08	53,678	3,326	20,156	6,883	84,043
2008-09	53,678	3,326	19,856	4,536	81,396
2009-10	49,054	3,326	19,606	4,536	76,522

	$270,016	$16,630	$100,680	$29,721	$417,047

Sinking fund assets have been invested as follows:	(thousands of dollars)

	2005	2004

Long-term investments in securities of:
Government of Saskatchewan; coupon interest range 4.9% to 10.3%; maturing in 3.0 to 31.9 years	$385,146	$323,003
Other provincial governments; coupon interest range 4.5% to 9.6%; maturing in 6.8 to 34.3 years	349,225	397,949
Government of Canada; coupon interest range 4.5% to 8.0%; maturing in 6.2 to 28.2 years	121,357	36,643
Government of the United States; coupon interest 5.4%; maturing in 25.9 years	4,027	54,996
Cash, short-term investments and accrued interest	84,203	134,945

Total Sinking Funds	$943,958	$947,536

Cash, short-term investments and accrued interest include $0 (2004 - $16.0 million) Government of Saskatchewan securities and are disclosed net of $5.2 million (2004 - $1.6 million) in liabilities.

Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $331.8 million Canadian (2004 - $359.8 million) at the exchange rate in effect at March 31, 2005 of 1.2096 (2004 - 1.3105).

78	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 10 - Public Debt by Maturity

					(thousands of dollars)

	2005				2004
Year of Maturity	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN$)	Average Coupon Rate
Government Service Organizations
Short-term promissory notes	$155,551	$--	$155,551	2.43%	$187,500	2.07%
2004-05	--	--	--	--	1,162,850	8.37%
2005-06	785,149	--	785,149	6.17%	762,062	6.21%
2006-07	1,148,652	--	1,148,652	6.22%	1,126,791	5.85%
2007-08	462,174	--	462,174	5.85%	464,682	5.06%
2008-09	601,575	--	601,575	5.06%	620,131	4.85%
2009-10	915,426	--	915,426	4.90%	--
1-5 years	4,068,527	--	4,068,527		4,324,016
6-10 years	3,095,944	60,480	3,156,424	7.25%	3,187,519	7.08%
11-15 years	111,960	--	111,960	5.93%	619,609	10.04%
16-20 years	351,525	272,160	623,685	8.34%	708,487	8.34%
21-25 years	275,000	--	275,000	5.80%	250,000	5.75%
26-30 years	340,000	--	340,000	6.14%	340,000	6.13%
Thereafter	251,525	--	251,525	5.62%	50,000	5.70%
	8,494,481	332,640	8,827,121		9,479,631
Sinking funds	(465,784)	(257,577)	(723,361)		(755,896)
Debt of Government Service
Organizations	8,028,697	75,063	8,103,760		8,723,735
Government Business Enterprises
Short-term promissory notes	47,149	--	47,149	2.43%	47,500	2.07%
2004-05	--	--	--	--	209,218	11.41%
2005-06	252,828	--	252,828	8.66%	252,784	8.67%
2006-07	129,522	--	129,522	9.53%	129,513	9.50%
2007-08	371,725	59,270	430,995	7.84%	435,930	7.79%
2008-09	121,942	--	121,942	9.01%	121,930	8.97%
2009-10	49,876	--	49,876	9.58%	--
1-5 years	973,042	59,270	1,032,312		1,196,875
6-10 years	375,269	30,240	405,509	6.28%	401,650	6.77%
11-15 years	30,114	--	30,114	7.18%	30,903	6.18%
16-20 years	785,726	30,240	815,966	8.98%	826,981	8.93%
21-25 years	282,354	--	282,354	7.65%	287,017	7.82%
26-30 years	660,000	--	660,000	6.13%	660,000	6.13%
Thereafter	354,816	--	354,816	5.45%	4,816	13.50%
	3,461,321	119,750	3,581,071		3,408,242
Sinking funds	(146,397)	(74,200)	(220,597)		(191,640)
Debt of Government Business
Enterprises	3,314,924	45,550	3,360,474		3,216,602

Total Public Debt	$11,343,621	$120,613	$11,464,234		$11,940,337

See page 79 for additional information.

Summary Financial Statements	79

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 10 (continued) — Public Debt by Maturity

The average effective interest rate on total public debt during 2004-05 was 7.1 per cent (2003-04 — 6.2 per cent) and includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures. The average term to maturity of total public debt outstanding at March 31, 2005 is 9.9 years (2004 — 9.0 years).

Total public debt includes Canada Pension Plan debentures of $977.3 million (2004 — $1,081.6 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.

Total public debt includes debentures of $470.5 million (2004 — $440.0 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity reflects the earliest possible date of maturity rather than the maximum term to maturity.

Sensitivity of Debt and Debt Charges

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2005 of 1.2096 (2004 — 1.3105, except for 194.0 million U.S. dollars converted at the cross currency swaption rate of 1.3690). A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2005 level would change debt charges by $0.5 million in 2005-06 and debt by $1.5 million.

Debt of government service organizations includes floating rate debt of $1,159.3 million (2004 — $2,058.5 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt charges by $11.6 million in 2005-06.

Derivative Financial Instruments

Cross Currency Swaps

The following foreign-denominated items have been hedged to Canadian dollars using cross currency swaps:

o	debentures totalling 5.0 billion yen (2004 — 10.0 billion) fully hedged to $63.7 million Canadian (2004 — $130.8 million);
o	debentures totalling 1,320.0 million U.S. dollars (2004 — 1,151.0 million) fully hedged to $1,764.7 million Canadian (2004 - $1,588.7 million); and
o	interest payments on debentures of 275.0 million U.S. dollars (2004 - 50.0 million) hedged to Canadian dollars at an exchange rate of 1.2325.

In total, the Government has cross currency swaps on a notional value of debt of $2,231.0 million (2004 — $1,915.4 million). The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Interest Rate Swaps

The Government has interest rate swaps on a notional value of debt of $362.5 million (2004 — $851.3 million).

80	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 11 — Guaranteed Debt

	(thousands of dollars)

	2005	2004

The Agricultural Credit Corporation of Saskatchewan Act
BSE Livestock Loan Guarantee Program	$30,005	$30,005
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	29,133	42,175
The Crown Corporations Act, 1993
Meadow Lake Pulp Limited Partnership	26,000	60,000
NewGrade Energy Inc.	22,254	32,217
Meadow Lake OSB Limited Partnership	--	21,181
The Farm Financial Stability Act
Breeder associations	17,899	17,901
Feeder associations	7,789	11,219
The Industry and Commerce Development Act
Saskferco Products Inc.	--	36,088
Other	17,754	22,193

Total Guaranteed Debt	$150,834	$272,979

Total guaranteed debt is net of a loss provision of $8.5 million (2004 — $8.6 million).
In addition to the amount shown, there is a contingent liability for interest accrued on these items.

BSE Livestock Loan Guarantee Program
The Government has guaranteed certain loans of livestock producers affected by export market restrictions on cattle. The loans are due in 2008.

NewGrade Energy Inc. (NewGrade)
The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

The Government has also indemnified the Government of Canada for its guarantee of NewGrade’s long-term debt, to a maximum of $275 million.

Meadow Lake Pulp Limited Partnership (MLPLP)
The Government has guaranteed certain debentures issued by MLPLP. The debentures are due in 2006. During 2004-05, the Government changed the accounting treatment of its investment in MLPLP, as disclosed in note 16, resulting in a decrease in guaranteed debt of $30 million as at April 1, 2004.

Breeder and Feeder Associations
The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million under both the breeder and feeder options. Guarantees for each bison association are limited to $5 million under the feeder option. Guarantees for each sheep association are limited to $4 million under both the breeder and feeder options.

Saskferco Products Inc. (Saskferco)
The Government has guaranteed certain medium-term notes issued by Saskferco. This guarantee pertains to debt denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. At March 31, 2005, the debt of $78.6 million was fully offset by Saskferco’s equity in a sinking fund.

Summary Financial Statements	81

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 12 - Revenue

	(thousands of dollars)

	2005	2004

Taxation
Individual income	$1,329,081	$1,245,763
Sales	985,079	854,480
Corporation capital	381,289	371,479
Fuel	361,039	356,773
Corporation income	257,679	310,573
Tobacco	187,029	176,747
Other	89,156	83,019

Total Taxation	3,590,352	3,398,834

Non-renewable Resources
Oil	906,938	774,488
Potash	305,494	120,179
Natural gas	212,440	210,455
Other	49,319	35,840

Total Non-renewable Resources	1,474,191	1,140,962

Other Own-source Revenue
Fees
Motor vehicle licencing	121,549	119,412
Health care	116,386	122,281
Subsidized housing rental	78,677	77,844
Other	305,786	265,649
Investment income
Interest and dividends	117,629	105,727
Earnings from equity investments	102,388	14,557
Loss on sale of other investments	--	(631)
Insurance	132,175	148,565
Other	342,682	267,494

Total Other Own-source Revenue	1,317,272	1,120,898

Total Own-source Revenue	6,381,815	5,660,694

Transfers from the Federal Government
Equalization	581,570	41,284
Canada Health Transfer	452,396	--
Canada Social Transfer	262,742	--
Canada Health and Social Transfer	--	750,558
Crop insurance contributions	209,480	126,017
Housing subsidy	65,801	50,602
Health Reform Fund	46,732	--
Other	376,480	321,976

Total Transfers from the Federal Government	1,995,201	1,290,437

Total Revenue	$8,377,016	$6,951,131

82	Public Accounts, 2004-05

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 13 - Gains and Losses on Other Investments

	(thousands of dollars)

	2005	2004

Earnings (Losses) from Equity Investments
NewGrade Energy Inc.[1]	$69,876	$7,155
Saskferco Products Inc.	19,667	6,197
Meadow Lake OSB Limited Partnership	15,802	2,968
Centennial Foods Partnership	1,932	365
Hypor LP	419	(2,295)
Hypor B.V	14	(51)
Foragen Technologies Limited Partnership	(5,079)	(588)
Meadow Lake Pulp Limited Partnership	--	870
Other	(243)	(64)

Net Earnings from Equity Investments	102,388	14,557

Loss on Sale of Other Investments	--	(631)

Provision for Loss	(32,267)	(3,352)

Net Gain on Other Investments	$70,121	$10,574

[1]	Net of purchase premium amortization of $1.7 million (2004 - $15 million).

Schedule 14 - Other Non-cash Items Included in Surplus (Deficit)

	(thousands of dollars)

	2005	2004

Amortization of tangible capital assets (note 4)	$275,507	$252,914
Net loss on disposal of tangible capital assets	3,878	247
Net addition to provision for loss on loans and mortgages	1,926	15,515
Amortization of foreign exchange loss	1,528	3,660
Earnings retained in sinking funds	(43,918)	(47,926)
Net gain on other investments	(70,121)	(10,574)

Total Other Non-cash Items Included in Surplus (Deficit)	$168,800	$213,836

Schedule 15 - Net Change in Non-cash Operating Activities

	(thousands of dollars)

	2005	2004 (Restated)

Increase in accounts receivable	$(73,791)	$(4,351)
(Increase) decrease in inventories held for resale	(13,626)	1,100
(Increase) decrease in deferred charges	(4,105)	652
Increase in accounts payable and accrued liabilities	337,427	80,459
Increase in unearned revenue	7,527	1,889
Increase in prepaid expenses	(6,088)	(120)
(Increase) decrease in inventories for consumption	(7,342)	2,005

Net Change in Non-cash Operating Activities	$240,002	$81,634

Summary Financial Statements	83

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 16 - Government Reporting Entity

Government Service Organizations (Consolidated)
Agricultural Credit Corporation of Saskatchewan
Agricultural Implements Board
Agri-Food Innovation Fund
Board of Governors, Uranium City Hospital
Cattle Marketing Deductions Fund
Commercial Revolving Fund
Community Initiatives Fund
Correctional Facilities Industries Revolving Fund
Crop Reinsurance Fund of Saskatchewan
Crown Investments Corporation of Saskatchewan
  (non-consolidated)  4c
Education Infrastructure Financing Corporation  [2]
Extended Health Care Plan  4c
Extended Health Care Plan for Certain Other Employees  4c
Fiscal Stabilization Fund
Fish and Wildlife Development Fund
Forest Fire Contingency Fund  [3]
General Revenue Fund
Government House Foundation
Health Quality Council
Highways Revolving Fund  [3]
Horned Cattle Fund
Individual Cattle Feeder Loan Guarantee Provincial Assurance Fund
Information Services Corporation of Saskatchewan  4c
Investment Saskatchewan Inc. 4c
Law Reform Commission of Saskatchewan
Learning Resources Distribution Centre Revolving Fund  [3]
Livestock Services Revolving Fund
Milk Control Board 4c
Northern Revenue Sharing Trust Account  4c
Oil and Gas Environmental Fund
Operator Certification Board
Pastures Revolving Fund
Prairie Agricultural Machinery Institute
Public Employees Benefits Agency Revolving Fund
Public Employees Dental Fund  4c
Public Employees Disability Income Fund  4c
Public Employees Group Life Insurance Fund  4c
Queen's Printer Revolving Fund
Regional Colleges  4a
Regional Health Authorities
Resource Protection and Development Revolving Fund
Saskatchewan Agricultural Stabilization Fund
Saskatchewan Apprenticeship and Trade Certification Commission 4a
Saskatchewan Archives Board

Saskatchewan Arts Board
Saskatchewan Association of Health Organizations [1]
Saskatchewan Cancer Foundation
Saskatchewan Centre of the Arts Fund
Saskatchewan Communications Network Corporation
Saskatchewan Correspondence School Revolving Fund
Saskatchewan Crop Insurance Corporation
Saskatchewan Development Fund Corporation  4c
Saskatchewan Grain Car Corporation  4b
Saskatchewan Health Information Network
Saskatchewan Health Research Foundation
Saskatchewan Heritage Foundation
Saskatchewan Housing Corporation  4c
Saskatchewan Institute of Applied Science and Technology  4a
Saskatchewan Legal Aid Commission
Saskatchewan Lotteries Trust Fund For Sport, Culture and
  Recreation
Saskatchewan Opportunities Corporation 4c
Saskatchewan Property Management Corporation
Saskatchewan Research Council
Saskatchewan Snowmobile Fund  [1]
Saskatchewan Student Aid Fund
Saskatchewan Transportation Company  4c
Saskatchewan Water Corporation  4c
Saskatchewan Watershed Authority
Saskatchewan Western Development Museum
Sask911 Account
St. Louis Alcoholism Rehabilitation Centre
Training Completions Fund
Transportation Partnerships Fund
Victims' Fund
Water Appeal Board

Government Business Enterprises (Modified Equity)
Liquor and Gaming Authority
Municipal Financing Corporation of Saskatchewan
Saskatchewan Auto Fund
Saskatchewan Gaming Corporation
Saskatchewan Government Growth Fund Management
  Corporation
Saskatchewan Government Insurance
Saskatchewan Power Corporation
Saskatchewan Telecommunications Holding Corporation
SaskEnergy Incorporated
Workers' Compensation Board (Saskatchewan)

[1]	Organization determined to be part of the government reporting entity during 2004-05.
[2]	Organization wound up during 2004-05.
[3]	Organization is inactive as of March 31, 2005.
[4]	The year-ends of certain government service organizations differ from March 31, 2005: [a] June 2004; [b] July 2004; and [c] December 2004.

This page left blank intentionally.

General Revenue Fund – Details of Debentures
(unaudited)

86	Public Accounts, 2004-05

General Revenue Fund
Public Issue Debentures
 As at March 31, 2005

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2004-05

Jan. 16/02	April 1/05	4.205	Semiannual	Can.	GRF	50,000,000	50,000,000	--	--
(Canadian medium term note; The original floating rate debt pays interest at the three month bankers' acceptance rate plus 0.09%. This has been swapped into a fixed rate obligation paying 4.205%; This book-based note is held in the Canadian Depository for Securities)

July 15/00	July 15/05	5.75	Annual	Can.	GRF	478,715,500	478,715,500	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2001; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Dec. 19/95	Dec. 19/05	7.50	Semiannual	Can.	GRF Sask Water SaskEnergy	218,200,000 6,800,000 75,000,000	300,000,000	37,772,583	3,084,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 24/99	March 5/06	5.00-5.60	Semiannual	Can.	SaskTel SaskEnergy	35,000,000 25,000,000	60,000,000	--	--
(Canadian medium term note; If not redeemed by the holder on
March 5, 2006, this note matures on March 5, 2029; This note pays interest at 5.00% to March 5, 2006 and 5.60% thereafter; This book-
based note is held in the Canadian Depository for Securities)

Oct. 27/00	June 1/06	6.00	Semiannual	Can.	GRF	250,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/01	July 15/06	4.25	Annual	Can.	GRF	46,043,000	46,043,000	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2002; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Aug. 23/96	Aug. 23/06	7.846	Semiannual	Can.	GRF	63,684,000	63,684,000	--	--
(The original 3.451% 5,000,000,000 Japanese Yen loan has been swapped into Canadian dollars at an interest rate of 7.846%; Non-callable; Payable in Tokyo)
Nov. 1/01	Dec. 1/06	4.75	Semiannual	Can.	GRF ISC	270,000,000 30,000,000	300,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Jan. 25/00	Jan. 25/07	6.35	Semiannual	Can.	GRF	30,000,000	30,000,000	1,735,788	300,000
(Canadian medium term note; Extendible at the option of the holder to January 25, 2030; This book-based note is held in the Canadian Depository for Securities)

Details of Debentures	87

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2004-05

Jan. 25/00	Jan. 25/07	5.49-6.35	Semiannual	Can.	GRF	170,000,000	170,000,000	9,181,936	1,700,000
(Canadian medium term note; Extendible at the option of the holder to
January 25, 2030; This note pays interest at 6.20% to January 25, 2007, and 6.35% thereafter; $120,000,000 of this note has been swapped into an obligation paying 5.49% to January 25, 2007, and 6.35% thereafter;
This book-based note is held in the Canadian Depository for Securities)

March 9/00	March 9/07	6.25	Semiannual	Can.	GRF	250,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
May 17/97	May 15/07	6.65	Semiannual	Can.	SaskEnergy	30,000,000	30,000,000	2,717,237	300,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/02	July 15/07	3.25	Annual	Can.	GRF	48,899,700	48,899,700	--	--
(Savings Bond; Redeemable annually at the option of the holder or anytime on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2003; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Jan. 31/02	Sept. 6/07	5.00	Semiannual	Can.	GRF	400,000,000	400,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 2/83	March 1/08	9.00	Annual	Can.	SaskEnergy	50,000,000	50,000,000	--	--
(Non-callable; Payable in London and Toronto)
March 15/93	March 15/08	7.125	Semiannual	U.S.	SaskPower	194,000,000	194,000,000*	37,099,680*	2,411,226	**
(Non-callable; Payable in New York)
Nov. 28/97	May 28/08	5.50	Semiannual	Can.	GRF	20,000,000	20,000,000	1,811,491	200,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
Feb. 26/98	June 2/08	5.50	Semiannual	Can.	GRF SaskEnergy Sask Housing	368,500,000 25,000,000 6,500,000	400,000,000	29,752,923	4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/03	July 15/08	3.00	Annual	Can.	GRF	116,014,300	116,014,300	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2004; Payable at any
Saskatchewan branch of a chartered bank, trust company and the Credit
Union Central of Saskatchewan)

Sept. 24/03	Sept. 5/08	3.90-5.75	Semiannual	Can.	Sask Crop	50,000,000	50,000,000	--	--
(Canadian medium term note; Extendible at the option of the holder to
September 5, 2033; This note pays interest at 3.90% to September 5,
2008, and 5.75% thereafter; This book-based note is held in the
Canadian Depository for Securities)

88	Public Accounts, 2004-05

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2004-05

Feb. 13/02	Feb. 13/09	5.05-6.30	Semiannual	Can.	Sask Housing GRF	24,500,000 5,500,000	30,000,000	2,180,557	2,176,488
(Canadian medium term note; Extendible at the option of the holder to
February 13, 2032; This note pays interest at 5.05% to February 13, 2009, and 6.30% thereafter; This book-based note is held in the Canadian
Depository for Securities)

Aug. 3/04	June 17/09	4.00-5.50	Semiannual	Can.	GRF	26,000,000	26,000,000	--	--
(Canadian medium term note; If not redeemed by the holder on
June 17, 2009, this note matures on June 17, 2019; This note pays interest of 4.00% to June 17, 2009 and 5.50% thereafter; This book-
based note is held in the Canadian Depository for Securities)

July 15/04	July 15/09	2.10	Annual	Can.	GRF	22,888,100	22,888,100	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2005; Payable at any
Saskatchewan branch of a chartered bank, trust company and the Credit
Union Central of Saskatchewan)

Sept. 24/02	Sept. 24/09	4.75	Annual	Can.	GRF Sask Crop Sask Water	195,500,000 50,000,000 4,500,000	250,000,000	--	--
(Euro medium term note; Non-callable; Payable in London)
Nov. 12/99	Nov. 12/09	6.50	Semiannual	Can.	GRF	250,000,000	250,000,000	14,633,619	2,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Jan. 18/90	Jan. 18/10	10.00	Semiannual	Can.	GRF	300,000,000	300,000,000	83,429,817	3,000,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Sept. 1/00	Sept. 1/10	6.15	Semiannual	Can.	GRF SaskTel Saskenergy	380,000,000 90,000,000 80,000,000	550,000,000	25,220,199	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
June 10/03	Sept. 5/11	4.75-5.80	Semiannual	Can.	GRF	104,500,000	104,500,000	2,810,293	1,045,000
(Canadian medium term note; $50,000,000 of medium term notes were issued on June 10, 2003; This issue was reopened on June 2, 2004, and an additional $54,500,000 medium term notes were sold; Extendible at the option of the holder to September 5, 2033; This note pays interest at
4.75% to September 5, 2011, and 5.80% thereafter; This book-based note is held in the Canadian Depository for Securities)

Sept. 20/02	Dec. 3/12	5.25	Semiannual	Can.	GRF SaskEnergy	300,000,000 50,000,000	350,000,000	7,417,700	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Detail of Debentures	89

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2004-05

Feb. 2/93	Feb. 1/13	7.613	Semiannual	Can.	GRF	568,212,00	568,212,000	34,005,385 51,779,243*	5,682,000
(The original 8% $400,000,000 U.S. debentures have been swapped into Canadian dollars at an interest rate of 7.613%; Non-callable; Payable in New York)
June 17/03	June 17/13	4.75	Annual	Can.	GRF MFC	195,000,000 5,000,000	200,000,000	2,116,678	2,000,000
(Euro medium term note; Non-callable; Payable in London)
July 20/93	July 15/13	7.753 7.375 7.375	Semiannual	Can. U.S. U.S.	GRF GRF SaskPower	228,639,500 50,000,000* 75,000,000*	353,639,500	3,156,613 49,946,623*	2,982,600 993,900	**
($175,000,000 U.S. of the GRF's $225,000,000 U.S. share of the 7.375%
debenture issue has been swapped into Canadian dollars at an interest rate of 7.753%. Interest payments on the remaining $50,000,000 U.S.
have been swapped into Canadian dollars at an interest rate of 7.912%;
Non-callable; Payable in New York)

Sept. 30/03	Dec. 3/13	4.90	Semiannual	Can.	GRF	200,000,000	200,000,000	2,055,357	2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 14/91	April 10/14	10.25	Semiannual	Can.	GRF	583,916,000	583,916,000	134,187,275	5,839,160
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
June 22/04	June 3/14	5.25	Semiannual	Can.	GRF SaskEnergy	250,000,000 50,000,000	300,000,000	--	--
($250,000,000 of debentures were issued on June 22, 2004; This issue was reopened on December 10, 2004 and an additional $50,000,000 of debentures were sold; Non-callable; This book-based note is held in the
Canadian Depository for Securities)

Dec. 1/65	Dec. 1/15	5.125	Semiannual	Can.	GRF U. of S.	994,441 278,256	1,272,697	--	--
(Payable in blended semi-annual payments of principal and interest totalling $76,399.60; Payable in whole or in part any time prior to December 1, 2015, without penalty; Payable in Ottawa)
Sept. 17/96	Sept. 17/16	7.93	Semiannual	Can.	SaskWater	15,037,000	15,037,000	--	--
(Canadian medium term serial note; Payable in annual instalments; Non-callable; Payable in Regina)
June 17/04	June 17/19	5.00	Semiannual	Can.	GRF	33,000,000	33,000,000	--	--
(Canadian medium term note; After June 17, 2014, this note pays interest at the three month bankers' acceptance rate less 0.245%; Non-callable;
This book-based note is held in the Canadian Depository for Securities)

90	Public Accounts, 2004-05

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2004-05

Dec. 20/90	Dec. 15/20	9.653 10.08 9.375 9.375	Semiannual	Can. Can. U.S. U.S.	GRF SaskTel GRF SaskPower	65,972,500 126,600,000 45,000,000* 100,000,000*	337,572,500	30,164,466 28,600,163*	1,266,000 2,482,600	**
($55,000,000 U.S. of the GRF's $100,000,000 U.S. share of the 9.375%
debenture issue has been swapped into Canadian dollars at an interest rate of 9.653%. Interest payments on the remaining $45,000,000 U.S. have been swapped into Canadian dollars at an interest rate of 9.653%.
SaskTel's $100,000,000 U.S. share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 10.08%;
Non-callable; Payable in New York)

Feb. 26/91	Feb. 15/21	9.254 9.125	Semiannual	Can. U.S.	GRF GRF	147,600,000 80,000,000*	227,600,000	47,560,944*	2,491,800	**
($120,000,000 U.S. of this debenture has been swapped into Canadian dollars at an interest rate of 9.254%. Interest payments on the remaining
$80,000,000 U.S. have been swapped into Canadian dollars at an interest rate of 9.254%; Non-callable; Payable in New York)

Feb. 4/92	Feb. 4/22	9.60	Semiannual	Can.	SaskPower Sask Water	240,000,000 15,000,000	255,000,000	51,474,940	2,550,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
July 21/92	July 15/22	8.50	Semiannual	U.S.	GRF SaskPower	100,000,000 200,000,000	300,000,000*	59,300,017*	4,024,000	**
(Interest payments on the GRF's $100,000,000 U.S. share of the 8.50% debenture issue have been swapped into Canadian dollars at an interest rate of 8.497%; Non-callable; Payable in New York)
May 30/95	May 30/25	8.75	Semiannual	Can.	SaskPower SaskEnergy	100,000,000 75,000,000	175,000,000	22,379,156	1,750,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Dec. 4/98	March 5/29	5.75	Semiannual	Can.	GRF SaskTel SaskEnergy	250,000,000 75,000,000 25,000,000	350,000,000	21,409,500	3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Feb. 17/00	Jan. 25/30	6.25	Semiannual	Can.	GRF	25,000,000	25,000,000	1,446,490	250,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
Dec. 10/01	Sept. 5/31	6.40	Semiannual	Can.	GRF SaskPower SaskEnergy	190,000,000 300,000,000 60,000,000	550,000,000	17,154,797	5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
May 12/03	Sept. 5/33	5.80	Semiannual	Can.	GRF SaskPower	150,000,000 300,000,000	450,000,000	4,714,540	4,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Details of Debentures	91

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2004-05

Aug. 12/04	Sept. 5/35	5.60	Semiannual	Can.	GRF SaskPower	200,000,000 200,000,000	400,000,000	--	--
($200,000,000 of debentures were issued on August 12, 2004; This issue was reopened on October 5, 2004 and an additional $200,000,000 of debentures were sold; Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 15/05	March 5/37	5.00	Semiannual	Can.	SaskPower	150,000,000	150,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Sept. 16/02	Sept. 5/42	5.70	Semiannual	Can.	GRF	50,000,000	50,000,000	1,077,061	500,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
* Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the exchange rate in effect at March 31, 2005 (U.S. $1.2096)							176,902,400	57,490,486	--

Total						$10,892,896,697		$875,783,557	$78,028,774

** Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions for general government purposes are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount. Contributions for Crown corporation purposes are converted to Canadian dollars at the U.S./Canadian exchange rate at the date the contribution was made.

92	Public Accounts, 2004-05

General Revenue Fund
Debentures Issued to the Minister of Finance of Canada
 As at March 31, 2005

Date of Issue	Date of Maturity		Interest Rate %	Amount Outstanding

Canada Pension Plan Investment Fund*
April 1985 - March 1986
April 1986 - March 1987
April 1987 - March 1988
April 1988 - March 1989
April 1989 - March 1990
April 1990 - March 1991
April 1991 - March 1992
April 1992 - March 1993
April 1999 - March 2000
April 2000 - March 2001
April 2002 - March 2003
April 2003 - March 2004	April 2005 - March 2006
April 2006 - March 2007
April 2007 - March 2008
April 2008 - March 2009
April 2009 - March 2010
April 2010 - March 2011
April 2011 - March 2012
April 2012 - March 2013
April 2019 - March 2020
April 2020 - March 2021
April 2022 - March 2023
	April 2023 - March 2024	** ** ** ** ** ** ** **	11.48 9.61 9.61 10.08 9.90 10.85 9.92 9.37 6.34 6.54 5.89 5.48	112,507,000 133,709,000 88,333,000 93,932,000 101,867,000 90,318,000 90,664,000 62,705,000 46,335,000 75,553,000 41,182,000 40,189,000

977,294,000
The Municipal Development Loan Fund
1965-1967	2005-2007		5.38	5,296

Total				$ 977,299,296

The average effective interest rate on debentures issued to the Minister of Finance of Canada is 9.31%.
*	Canada Pension Debentures have a 20 year maturity. These debentures are callable in whole or in part before maturity, on 30 days prior notice at the option of the Minister of Finance of Saskatchewan.
**	Subject in part to annual sinking funds; equity in sinking funds at March 31, 2005, $68,174,089.

Glossary of Terms

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Glossary of Terms	95

Glossary of Terms

Accrual Accounting
The method used to prepare the financial statements included in Volume 1 of the Public Accounts. Accrual accounting recognizes financial transactions at the time they occur, regardless of whether any cash is received or paid.

Accumulated Deficit
One of the two measures of a government’s financial position (see net debt). The accumulated deficit is the amount by which expenses have exceeded revenues from the beginning of incorporation (1905) plus any adjustments that were charged directly to the accumulated deficit. It is calculated as the difference between assets and liabilities.

Budget
The amount presented in the Estimates and authorized by the Legislative Assembly.

Consolidation
The method used to account for government service organizations in the Summary financial statements in which the accounts are adjusted to the basis of accounting described in note 1d of the Summary financial statements and then combined. Inter-organization balances and transactions are eliminated.

Debt
Terms used when describing debt include:

Guaranteed debt is the debt of others that the Government has agreed to repay if others default.

Sinking funds are funds set aside for the repayment of debt.

Debt (as reported in the General Revenue Fund financial statements) is the debt issued for general government purposes and Crown corporations, net of sinking funds.

Total debt (as reported in the General Revenue Fund financial statements) is the debt issued for general government purposes and Crown corporations, net of sinking funds, plus guaranteed debt.

Public debt (as reported in the Summary financial statements) is the debt of government service organizations, net of sinking funds.

Total public debt (as reported in the Summary financial statements) is the debt of government service organizations and government business enterprises, net of sinking funds.

Debt Reduction Account
The account, established pursuant to The Balanced Budget Act, to account for the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

Fiscal Stabilization Fund (FSF)
The fund established to stabilize the fiscal position of the Government and to facilitate long-term planning. Stabilization occurs through transfers between the FSF and the General Revenue Fund.

General Revenue Fund
The fund into which all revenues are paid, unless otherwise provided for by Legislation, and from which all expenditures are appropriated by the Legislative Assembly.

Government Business Enterprises
Self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business enterprises are recorded in the Summary financial statements using the modified equity method.

Government Business Partnerships
Government partnerships that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business partnerships are accounted for in the Summary financial statements using the modified equity method.

96	Public Accounts, 2004-05

Government Partnerships
Investments by the Government where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where the partners share, on an equitable basis, the risks and benefits of the partnership. Government partnerships, except those designated as government business partnerships, are proportionately consolidated in the Summary financial statements.

Government Service Organizations
Those organizations that are controlled by the Government, except those designated as government business enterprises. Government service organizations are consolidated in the Summary financial statements after adjustment to a basis consistent with the accounting policies described in note 1d of the Summary financial statements.

Modified Equity
The method by which government business enterprises and government business partnerships are accounted for in the Summary financial statements. The Government’s investment, which is originally recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise/partnership without adjustment to conform with the accounting policies described in note 1d of the Summary financial statements. Inter-organizational balances and transactions are disclosed but not eliminated.

Net Debt
One of the two measures of a government’s financial position (see accumulated deficit). Net debt is calculated as the difference between financial assets and liabilities.

Pension Liability
An actuarial estimate of discounted future payments to be made to retirees under government pension plans, net of plan assets.

Summary Financial Statements (SFS)
The statements prepared to account for the full nature and extent of the financial activities of the Government. The SFS includes the financial activities of organizations controlled by the Government. These organizations are segregated into two classifications, government service organizations and government business enterprises, and are collectively referred to as the government reporting entity. Trusts administered by the Government are excluded from the government reporting entity.